QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2.1

___________________________________________ AGREEMENT AND PLAN OF MERGER ____________________________________
Among
OPTIONS TALENT GROUP
TRANS CONTINENTAL ACQUISITION CORP.
TRANS CONTINENTAL CLASSICS, INC.
and
THE OTHER PARTIES NAMED HEREIN
September 5, 2002

i

ARTICLE 5 Representations and Warranties of the Stockholders
5.1	Authority; Authorization	13
5.2	Ownership of Shares	14
5.3	Enforceability	14
5.4	Non-Contravention	14
5.5	Consents and Approvals	14
5.6	Securities Matters	14
ARTICLE 6 Pre-Closing Covenants
6.1	Name Change	16
6.2	Trading Symbol	16
6.3	Board of Directors and Advisory Board	17
6.4	Chairman of the Board	18
6.5	Other Officers	19
6.6	Fairness Opinion	19
6.7	Reverse Stock Split; Conversion of Series C Preferred	19
6.8	Future Private Capital Raises	20
6.9	Series C Holders Standstill	20
ARTICLE 7 Conditions to Closing
7.1	Conditions to Buyer's and Acquisition Sub's Obligations	20
7.2	Conditions to Obligations of the Stockholders and the Company	21
ARTICLE 8 Additional Agreements
8.1	Further Assurances	22
8.2	Publicity	22
8.3	Transfer of Buyer Stock	23
ARTICLE 9 Remedies for Breach of this Agreement
9.1	Survival of Representations and Warranties	23
9.2	Indemnification	23
ARTICLE 10 [Reserved]
ARTICLE 11 Miscellaneous
11.1	Notices	24
11.2	Entire Agreement	25
11.3	Benefits; Binding Effect; Assignment	25
11.4	Waiver	25
11.5	No Third Party Beneficiary	25
11.6	Severability	25
11.7	Expenses	25
11.8	Section Headings	25
11.9	Counterparts	25
11.10	Governing Law; Waiver of Jury Trial	26
11.11	Survival	26
11.12	Construction; Counsel	26

ii

EXHIBITS
EXHIBIT A	Stockholder Information
EXHIBIT B	Form of First Amendment to Consulting Agreement of Madison Consulting Company
EXHIBIT C	Form of First Amendment to Consulting Agreement of General Services Corp.
EXHIBIT D	Form of First Amendment to Consulting Agreement of Corporate Media Services, Inc.
EXHIBIT E	Form of First Amendment to Employment Agreement of Mark R. Tolner
EXHIBIT F	Form of Employment Agreement of Louis J. Pearlman
EXHIBIT G	Form of Employment Agreement of Gregory T. McDonald
EXHIBIT H	Form of Side Letter Agreement
EXHIBIT I	Form of Lock-up and Escrow Agreement
EXHIBIT J	Form of License Agreement
SCHEDULES
Schedule 3.3	Non-Contravention
Schedule 3.4	Consents and Approvals
Schedule 3.8	Interest in Third Parties
Schedule 3.9	Financial Statements
Schedule 3.10	Leased Real Property
Schedule 3.11	Liens on Personal Property
Schedule 3.12	Compensation of Other Obligations
Schedule 3.13	Certain Contracts and Agreements
Schedule 3.14	Certain Material Obligations
Schedule 3.15	Tax Returns and Status
Schedule 3.16	Undisclosed Assets and Material Liabilities
Schedule 4.3	Non-Contravention
Schedule 4.4	Consents and Approvals
Schedule 4.7	Liabilities
Schedule 5.4	Non-Contravention
Schedule 5.5	Consents and Approvals

iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 5th day of September, 2002, by and among (i) Options Talent Group, a Nevada corporation (the "Buyer"), (ii) Trans Continental Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Buyer ("Acquisition Sub"), (iii) Trans Continental Classics, Inc., a Nevada corporation (the "Company"), (iv) Louis J. Pearlman and Gregory T. McDonald (together the "Stockholders" and each a "Stockholder"), and (v) each of the individuals and entities listed on the signature pages to this Agreement under the caption "Series C Holders" (collectively the "Series C Holders" and each a "Series C Holder"). Buyer, Acquisition Sub, the Company, the Stockholders and the Series C Holders are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

R E C I T A L S

        A.  The Boards of Directors of Buyer and Acquisition Sub deem it advisable and in the best interest of said corporations and their respective stockholders that Acquisition Sub merge (the "Merger") with and into the Company as provided herein and have approved and adopted the form, terms and provisions of this Agreement and the Merger.

        B.  The Board of Directors of the Company deems the Merger advisable and in the best interest of said corporation and its stockholders and the Board of Directors and stockholders of the Company have approved and adopted the form, terms and provisions of this Agreement and the Merger.

        In consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained herein, the Parties agree as follows:

ARTICLE 1
Definitions

        1.1    Defined Terms.    In addition to terms defined elsewhere in this Agreement, the following terms when utilized in this Agreement, unless the context otherwise requires, shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

        "Acquisition Sub" has the meaning ascribed to such term in the preamble to this Agreement.

        "Additional Share Distribution Date" has the meaning ascribed to such term in Section 2.7.3 hereof.

        "Affiliate" with respect to any Person means any Person (a "Controlling Person") which, directly or indirectly, through one or more intermediaries, controls the subject Person or any Person which is controlled by or is under common control with a Controlling Person. For purposes of this definition, "control" (including the correlative terms "controlling," "controlled by" and "under common control with"), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agreement" means this Agreement and Plan of Merger together with all exhibits and schedules contemplated hereby.

        "Authority" means any federal, state, or local governmental regulatory agency, commission, bureau, authority, court or arbitration tribunal.

        "Buyer" has the meaning ascribed to such term in the Preamble to this Agreement.

        "Buyer Balance Sheet" has the meaning ascribed to such term in Section 3.9 hereof.

        "Buyer Stock" means the common stock, par value $0.001 per share, of Buyer.

        "bylaws" has the meaning ascribed to such term within the definition of "Charter" hereunder.

        "Certificate of Merger" has the meaning ascribed to such term in Section 2.2 hereof.

        "Certificate of Designations" has the meaning ascribed to such term in Section 6.3.1(h) hereof.

        "Certificates" has the meaning ascribed to such term in Section 2.9.1 hereof.

        "Charter" and "bylaws," respectively, mean with respect to any corporation, those instruments that, among other things, (i) define its existence, as filed or recorded with the applicable Authority, including, without limitation, such corporation's Articles or Certificate of Incorporation, Organization or Association, and (ii) otherwise govern its internal affairs, in each case as amended, supplemented, or restated.

        "Closing" has the meaning ascribed to such term in Section 2.9 hereof.

        "Closing Date" means September 5, 2002, or such other date as shall be mutually agreed upon by all of the Parties.

        "Common Stock" means the common stock of the Company, par value $0.001 per share.

        "Company" has the meaning ascribed to such term in the Preamble hereto.

        "Controlling Person" as the meaning ascribed to such term under the definition of "Affiliate" in this Definitions section.

        "Corporation Law" has the meaning ascribed to such term in Section 2.1 hereof.

        "Defense Counsel" has the meaning ascribed to such term in Section 9.2.6 hereof.

        "Defense Notice" has the meaning ascribed to such term in Section 9.2.6 hereof.

        "Documents" has the meaning ascribed to such term in Section 3.2 hereof.

        "Effective Time" has the meaning ascribed to such term in Section 2.2 hereof.

        "Exchange Act" has the meaning ascribed to such term in Section 5.6.4 hereof.

        "Indemnified Parties" has the meaning ascribed to such term in Section 9.2.6 hereof.

        "Indemnifying Parties" has the meaning ascribed to such term in Section 9.2.6 hereof.

        "Law" means any law, statute, rule or regulation, and any judgment or order of any Authority.

        "License Agreement" has the meaning ascribed to such term in Section 6.4.10 hereof.

        "Lien" means any lien, charge, claim, restriction, encumbrance, security interest or pledge of any kind whatsoever.

        "Lock-up and Escrow Agreement" has the meaning ascribed to such term in Section 7.1.9 hereof.

        "Losses" means all damages (including punitive, consequential, special or indirect damages), costs, obligations, losses, expenses, and fees (including court costs and reasonable attorneys' (excluding in-house attorneys) fees and expenses) that the subject Person may sustain.

        "McDonald Employment Agreement" has the meaning ascribed to such term in Section 7.1.8 hereof.

        "Merger" has the meaning ascribed to such term in the Recitals hereto.

        "Merger Consideration" has the meaning ascribed to such term in Section 2.7.3 hereof.

        "Pearlman Employment Agreement" has the meaning ascribed to such term in Section 7.1.8 hereof.

        "Person" means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint-stock company, joint venture, trust or government, or any agency or political subdivision of any government.

        "Requirement for an Information Statement" has the meaning ascribed to such term in Section 6.1.1 hereof.

        "Reverse Stock Split Effective Date" has the meaning ascribed to such term in Section 6.7.1 hereof.

        "SEC" means the United States Securities and Exchange Commission.

        "Series C Holder" and "Series C Holders" have the meaning ascribed to such terms in the preamble hereto.

        "Series C Preferred" has the meaning ascribed to such term in Section 3.5 hereof.

        "Side Letter" has the meaning ascribed to such term in Section 7.1.9 hereof.

        "Stockholder" and "Stockholders" have the meanings ascribed to such terms in the preamble hereto.

        "Surviving Corporation" has the meaning ascribed to such term in Section 2.1 hereof.

        "TCTI" means Trans Continental Talent, Inc. f/k/a Options Talent, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer.

        "Third Party Claim" has the meaning ascribed to such term in Section 9.2.4.

        1.2    Other Definitional and Interpretive Provisions

          1.2.1    Unless otherwise defined herein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant hereto.

          1.2.2    The words "hereof," "herein," "hereunder" and "hereto" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE 2
Merger

        2.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada General Corporation Law (the "Corporation Law"), Acquisition Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the Corporation Law. At the election of Buyer, any direct or indirect wholly owned subsidiary of Buyer may be substituted for Acquisition Sub as a constituent corporation in the Merger. In such event, the Parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

        2.2    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Parties shall file articles of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the Corporation Law and shall make all other filings or recordings required under the Corporation Law.

The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Nevada Secretary of State, or at such other time as Acquisition Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

        2.3    Effects of the Merger.    The Merger shall have the effects set forth in the applicable provisions of the Corporation Law.

        2.4    Charter and Bylaws.    The Charter and bylaws of the Company as in effect immediately prior to the Effective Time shall be the Charter and bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        2.5    Directors.    Mark R. Tolner, the sole director of Acquisition Sub immediately prior to the Effective Time shall be the sole director of the Surviving Corporation until the earlier of his resignation or removal or until his respective successors are duly elected and qualified, as the case may be.

        2.6    Officers.    Mark R. Tolner, the president, treasurer and secretary of Acquisition Sub immediately prior to the Effective Time and such other persons as Buyer shall designate shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        2.7    Effect on Capital Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the outstanding capital of the Company or Acquisition Sub:

          2.7.1    Each issued and outstanding share of common stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          2.7.2    Each share of Common Stock that is held in the treasury of the Company shall automatically be canceled and returned and shall cease to exist and no consideration shall be delivered in exchange therefor.

          2.7.3    Each share of Common Stock issued and outstanding (other than shares of Common Stock to be canceled in accordance with Section 2.7.2 hereof) shall be converted into the right to receive from the Buyer (i) as of the Closing Date, 1,162.8 fully paid and non-assessable shares of Buyer Stock (which is determined by dividing 116,280,000 by the number of issued and outstanding shares of Common Stock immediately prior to the Closing Date) and (ii) as of the 5th calendar day following the Reverse Stock Split Effective Date (such 5th day, the "Additional Share Distribution Date"), that number of fully paid and non-assessable shares of the Buyer Stock equal to the quotient obtained by dividing (A) the number of shares of Buyer Stock which when added to the aggregate number of shares of Buyer Stock issuable pursuant to Clause (i) of this Section 2.7.3 equals 51% of the fully diluted capital stock of Buyer as of the Closing Date (as adjusted to reflect the effectiveness of the reverse stock split referenced in Section 6.7.1) by (B) the number of shares of Common Stock outstanding immediately prior to the Closing Date ((i) and (ii) collectively, the "Merger Consideration"). Notwithstanding anything herein to the contrary, in no event shall the Merger Consideration equal greater than 51% of the fully-diluted capital stock of Buyer (including the Merger Consideration) as of the Closing Date. As of the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

        2.8    Exchange of Certificates.

          2.8.1    At or after the Effective Time, upon receipt of and in exchange for each certificate or certificates which immediately prior to the Effective Time represented shares of Common Stock (the "Certificates"), the holder of such Certificate shall be entitled to receive as of the dates set forth in Section 2.7.3 in exchange therefor the amount of Merger Consideration which the shares of Common Stock (also referred to herein as the "Shares") theretofore represented by such Certificate shall have been converted pursuant to Section 2.7, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.9.1, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.7 hereof. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, Buyer may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the Shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum and in such form as it may reasonably direct and from such issuer as it may reasonably approve of, as indemnity against any claim that may be made against Buyer or the Surviving Corporation.

          2.8.2    All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 2.8 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.8.

        2.9    Closing; Deliveries.    Subject to the fulfillment or waiver of the conditions precedent set forth in Article 7 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig, P.A., in Orlando, Florida at 9:00 am (local time) on the Closing Date. The Closing Date may be extended by mutual written agreement of the Buyer and the Company. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

          2.9.1.    At or prior to the Closing, the Company and the Stockholders (with respect to subsection (iv) below) shall deliver to Buyer:

            (i)    the Certificate of Merger, duly executed by the Company;

            (ii)  the resignations of all the officers and directors of the Company, other than those continuing to serve in such capacities with the Surviving Corporation;

            (iii)  the stock book, stock ledger, minute books and corporate seal of the Company; and

            (iv)  the certificates executed by the Company as required by Section 7.1.3 and Section 7.1.5.

          2.9.2    At or prior to the Closing, Buyer shall deliver:

            (i)    to the Stockholders the certificates executed by the Buyer as required by Section 7.2.3 and Section 7.2.5.

          2.9.3    At Closing, Buyer shall wire to an account designated in writing by Greenberg Traurig, LLP ("GT") the outstanding fees and expenses of GT as special counsel to Buyer.

ARTICLE 3.
Representations and Warranties of the Buyer

        In order to induce the Stockholders and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Stockholders and the Company as follows:

        3.1    Organization and Standing.    Each of the Buyer and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Copies of the Charter and bylaws of each of the Buyer and Acquisition Sub and all amendments thereto as in effect on the date hereof have been delivered to the Stockholders and the Company are complete and correct as of the date hereof.

        3.2    Authority, Enforceability.    The Buyer and the Acquisition Sub each have all requisite corporate power and authority to execute and deliver this Agreement, and the other agreements, instruments, certificates and documents contemplated hereby (each a "Document" and, collectively, the "Documents") to which it is a party, to perform its obligations under each such Document, and to consummate the transactions contemplated by this Agreement and each such Document. The execution, delivery and performance by each of the Buyer and the Acquisition Sub of this Agreement and each Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Acquisition Sub, respectively. This Agreement and each Document to which the Buyer and/or the Acquisition Sub is a party is, or upon its execution and delivery will be, a valid and binding obligation of the Buyer and/or the Acquisition Sub, as applicable, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

        3.3    Non-Contravention.    Except as set forth on Schedule 3.3 hereto, neither the execution, delivery or performance by each of the Buyer and the Acquisition Sub of this Agreement or any Document to which either is a party, nor the consummation by each of the Buyer and the Acquisition Sub of the transactions contemplated hereby or thereby, nor compliance by each of the Buyer and the Acquisition Sub with any of the provisions hereof or thereof will (i) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Authority, in each case applicable to the Buyer, Acquisition Sub, or their respective assets or properties, or (ii) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Buyer and/or the Acquisition Sub pursuant to, any material instrument or agreement to which the Buyer and/or the Acquisition Sub is a party or by which the Buyer, Acquisition Sub, or their respective properties may be bound or affected, except where the violation, conflict, breach or default would not have a material adverse effect on the ability of the Buyer and/or Acquisition Sub to consummate the transactions contemplated by this Agreement.

        3.4    Consents and Approvals.    Except as set forth on Schedule 3.4 hereto, no filing with, and no permit, authorization, consent or approval of any Authority or any other Person is necessary for the consummation by the Buyer and the Acquisition Sub of the transactions contemplated hereby.

        3.5    Capitalization of Buyer and Acquisition Sub.    Buyer's authorized capital stock consists solely of (i) 500,000,000 shares of Buyer Stock of which 113,919,593 are issued and outstanding, and (ii) 5,000,000 shares of preferred stock designated Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred"), all of which are outstanding. Acquisition Sub's authorized capital stock consists of 1,000 shares of common stock, no par value, of which 100 shares are issued and outstanding and held by Buyer. The issued and outstanding shares of capital stock of Buyer and Acquisition Sub were not issued in violation of the preemptive rights of any person or any agreement or Law by which Buyer or Acquisition Sub, as applicable, at the time of issuance was bound.

        3.6    Issuance.    The Buyer Stock to be delivered by Buyer to the Stockholders hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully-paid and non-assessable.

        3.7    Brokers.    The Buyer and the Acquisition Sub have not employed any broker or finder and has not incurred and will not incur any broker's, finder's or similar fees, commissions or expenses payable by the Buyer in connection with the transactions contemplated by this Agreement.

        3.8    Interests in Third Parties.    Except as set forth on Schedule 3.8, neither the Buyer nor Acquisition Sub owns stock in, or controls, directly or indirectly, any other corporation, association or business organization. Except as set forth on Schedule 3.8, neither the Buyer nor the Acquisition Sub is a party to any joint venture or partnership.

        3.9    Financial Statements.    Buyer has heretofore furnished Company and Stockholders with complete copies of the audited financial statements of Buyer for the period from inception through July 31, 2001, including a balance sheet as at the end of such period, certified by Cohen, Rutherford, Blum and Schott, PC, independent public accountants retained by Buyer. The balance sheet of Buyer for the fiscal period ended April 30, 2002 annexed hereto as Schedule 3.9, is herein referred to as the "Buyer Balance Sheet." Except as set forth on Schedule 3.9, all such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of the Buyer, including all known contingent liabilities as of their respective dates, and present fairly the financial condition of Buyer at such dates and the results of operations for the periods then ended.

        3.10    No Title To Real Estate.    Buyer does not have any ownership interest in, or any fee title to, any real property. Buyer does not have a leasehold interest in any real property, except for real property leased by Buyer as described in and noted in Schedule 3.10.

        3.11    Personal Property.    Except as noted in Schedule 3.11, Buyer owns or otherwise controls, all of the personal property reflected in the Buyer Balance Sheet and all personal property acquired by Buyer since the date thereof (except such property as has been disposed of in the ordinary course of business) free and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which in the aggregate are not material and which do not materially affect the continued use of such property. Except for inventories and items disposed of in the ordinary course of business, all machinery, tools, equipment and other tangible assets included in determining the net worth of Buyer in the Buyer Balance Sheet currently are used by or useful to Buyer in the ordinary course of business and in the manufacture of the products of Buyer and are in good operating condition and in a state of reasonable maintenance and repair. The inventories included in determining the net worth of Buyer in the Buyer Balance Sheet were in good condition and were not in excess of reasonable requirements, no material item of inventory included therein was valued in excess of its reasonable value, and the finished goods produced by Buyer conform to customary trade standards for marketable goods.

        3.12    Compensation of Other Obligations.    Attached hereto as Schedule 3.12 is a true and complete list as of the date of this Agreement, setting forth:

          (a)  The name of each director and officer of Buyer and the offices held by each.

          (b)  The name of each person (whether an employee of or consultant to the Buyer) whose compensation from the Buyer or any of its affiliates for the period January 1, 2002 to August 23, 2002 equaled or exceeded the rate of $75,000 per year for services rendered, the amount paid or payable to each such person for such services, and the basis therefore, and copies of all written agreements under which each such person is employed or retained as a consultant have been provided to the Company and Stockholders on or prior to the date hereof.

          (c)  The name of each bank in which the Buyer or any of its affiliates has an account or safe deposit box, the identifying numbers or symbols thereof, and the name of each person authorized to draw thereon or to have access thereto.

          (d)  The name of each person, if any, holding tax or other powers of attorney from the Buyer, and a summary statement of the terms thereof.

        3.13    Outstanding Material Agreements.    Buyer has delivered to Company and the Stockholders summaries of all material contracts, obligations and commitments of Buyer. No material default or alleged default exists thereunder, and there are no material agreements of the parties relating to such contracts, obligations and commitments, which have not been disclosed to the Company and the Stockholders. Except as listed in Schedule 3.13, the Buyer is not a party to any written or oral:

          (a)  Contract not made in the ordinary course of business other than this Agreement.

          (b)  Employment contract which is not terminable without material cost or other material liability to the Company, or any successor thereof, upon notice of 30 days or less.

          (c)  Contract with any labor union.

          (d)  Bonus, pension, profit sharing, retirement, stock purchase, hospitalization, insurance or similar plan providing for employee benefits.

          (e)  Lease with respect to any property, real or personal, whether as lessor or lessee.

          (f)    Contract for the future purchase of materials, supplies or equipment (i) which is in excess of the current requirements of the business of Buyer now booked or for normal operating inventories, or (ii) which is not terminable without material cost or liability to Buyer, or any successor thereof, upon notice of 30 days or less.

          (g)  Contract for the performance of service for or by Buyer which is not terminable without material cost or liability to Buyer, or any successor thereof, upon notice of 30 days or less.

          (h)  Insurance contract.

          (i)    Contract continuing for a period of more than six months from its date.

          (j)    Loan agreement or other contract for money borrowed.

        3.14    No Change In Material Obligations.    Except as set forth in Schedule 3.14, the Buyer has not, since the date of the Buyer Balance Sheet:

          (a)  Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) except in connection with the performance of this Agreement or which has been disclosed in writing to the Stockholders.

          (b)  Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Buyer Balance Sheet, or (ii) liabilities incurred since the date of the Buyer Balance Sheet in the ordinary course of business.

          (c)  Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of the Buyer since the date of the Buyer Balance Sheet.

          (d)  Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible.

          (e)  Sold or transferred any of its assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business.

          (f)    Disposed of or permitted to lapse any patents, copyrights or trademarks or any patent, copyright or trademark applications material to the operation of its business.

          (g)  Granted any general or uniform increase in the rates of pay of employees or any substantial increase in salary payable or to become payable by it to any officer, employee, consultant, or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment increased the compensation of any officer, employee, consultant or agent.

          (h)  Made any declaration, setting aside or payment to its stockholders of any dividend or other distribution in respect of its capital stock, or redeemed or purchased any of its capital stock, or agreed to take any such action unless expressly provided for in this Agreement.

          (i)    Except for this Agreement, entered into any material transaction other than in the ordinary course of business.

          (j)    Issued any stocks, bonds or other corporate securities except as specifically described and disclosed to the Company and the Stockholders in this Agreement.

          (k)  Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change in its financial condition, assets, liabilities or business.

        3.15    Tax Returns and Status.    Except as set forth on Schedule 3.15, Buyer has filed all tax returns required to be filed by it under the laws of the United States, the state of its incorporation and each state in which it is required to do so. Except as set forth on Schedule 3.15, to the extent required, Buyer has paid or set up an adequate reserve in respect of all taxes for the periods covered by such returns. Except as set forth on Schedule 3.15, Buyer does not have any tax liability for which no tax reserve has been made in respect of any jurisdiction in which the Company is required to pay taxes. Except as set forth on Schedule 3.15, the federal income tax returns of Buyer and all of its affiliates have never been audited by the U.S. Internal Revenue Service or any state tax agency, and Buyer has not been notified of any such proposed audit.

        3.16.    No Undisclosed Assets or Liabilities.    Except as set forth on Schedule 3.16 or otherwise disclosed to the Stockholders prior to the date hereof, Buyer has no assets nor any material liabilities of any character whatsoever, whether or not accrued and whether or not determined or determinable (including, without limitation, tax liabilities due or to become due), other than (i) assets and liabilities disclosed in the Buyer Balance Sheet and (ii) liabilities, none of which has been materially adverse to the business or assets of Buyer, incurred in the ordinary course of business subsequent to the date of the Buyer Balance Sheet.

ARTICLE 4
Representations and Warranties of the Company

        In order to induce the Buyer to enter into this Agreement, and to consummate the transactions contemplated hereby, the Company hereby represents and warrants to the Buyer as follows.

        4.1    Organization and Standing.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Copies of the Charter and bylaws of the Company and all amendments thereto as in effect on the date hereof have been delivered to Buyer and are complete and correct as of the date hereof.

        4.2    Authority, Enforceability.    The Company has all requisite corporate power and authority to execute and deliver this Agreement, and the Documents contemplated hereby to which it is a party, to perform its obligations under each such Document, and to consummate the transactions contemplated by this Agreement and each such Document. The execution, delivery and performance by the Company of this Agreement and each Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and each Document to which the Company is a party of, or upon its execution and delivery will be, a valid and binding obligation of the Company, as applicable, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

        4.3    Non-Contravention.    Except as set forth on Schedule 4.3 hereto, neither the execution, delivery or performance by the Company of this Agreement or any Document to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (i) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Authority, in each case applicable to the Company, or its respective assets or properties, or (ii) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company, or its respective properties may be bound or affected, except where the violation, conflict, breach or default would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

        4.4    Consents and Approvals.    Except as set forth on Schedule 4.4 hereto, no filing with, and no permit, authorization, consent or approval of any Authority or any other Person is necessary for the consummation by the Company of the transactions contemplated hereby.

        4.5    Capitalization of Company.    The Company's authorized capital stock consists solely of one hundred thousand shares of Common Stock, of which 100,000 shares are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) are held beneficially or of record by the Stockholders as set forth on Exhibit A, and (iii) were not issued in violation of the preemptive rights of any person or any agreement or Law by which the Company at the time of issuance was bound.

        4.6    Brokers.    The Company has not employed any broker or finder and has not incurred and will not incur any broker's, finder's or similar fees, commissions or expenses payable by the Company or the Stockholders in connection with the transactions contemplated by this Agreement.

        4.7    No Liabilities.    Except as set forth on Schedule 4.7, the Company has no outstanding obligations, liabilities or contracts or agreements in amounts exceeding $300.00 in each instance or $1,000.00 in the aggregate.

ARTICLE 5
Representations and Warranties of the Stockholders

        In order to induce the Buyer to enter into this Agreement, and to consummate the transactions contemplated hereby, each Stockholder, severally and not jointly, represents and warrants to the Buyer as follows:

        5.1    Authority; Authorization.    Such Stockholder has all requisite corporate, partnership or other (as the case may be) right, power, authority and legal capacity to execute and deliver this Agreement, and the other Documents to which it is a party, to perform its obligations under this Agreement and each such Document, and to consummate the transactions contemplated by this Agreement and each such Document. The execution, delivery and performance by such Stockholder of this Agreement and each Document to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or other (as the case may be) action on the part of such Stockholder.

        5.2    Ownership of Shares.    Such Stockholder owns all of the Shares set forth opposite such Stockholder's name on Exhibit A, free and clear of any Liens (other than restrictions under the Securities Act of 1933, as amended, or under the securities Laws of any state or other jurisdiction).

        5.3    Enforceability.    This Agreement and each Document to which the Stockholder is a party is, or upon its execution and delivery will be, a valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with the terms hereof or thereof, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

        5.4    Non-Contravention.    Except as set forth on Schedule 5.4 hereto, neither the execution, delivery or performance by such Stockholder of this Agreement or any Document to which such Stockholder is a party, nor the consummation by such Stockholder of the transactions contemplated hereby or thereby, nor compliance by such Stockholder with any of the provisions hereof or thereof will (i) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Authority, in each case applicable to such Stockholder or such Stockholder's assets or properties, or (ii) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Stockholder pursuant to any instrument or agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder's properties may be bound or affected, except where the violation, conflict, breach or default would not have a material adverse effect on the ability of such Stockholder to consummate the transactions contemplated by this Agreement.

        5.5    Consents and Approvals.    Except as set forth on Schedule 5.5 hereto, no filing with, and no permit, authorization, consent or approval of any Authority or any other Person is necessary for the consummation by such Stockholder of the transactions contemplated hereby.

        5.6    Securities Matters.

          5.6.1    Each Stockholder has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as Buyer as to be capable of evaluating the merits and risks of an investment in the Buyer Stock. Each Stockholder has the financial ability to bear the economic risk of such Stockholder's investment in the Buyer Stock being acquired by such Stockholder hereunder, has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to his investment in Buyer.

          5.6.2    Each Stockholder is acquiring the Buyer Stock for investment for his own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Each Stockholder understands that the Buyer Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder which depends upon, among other things, the bona fide nature of the Stockholder's investment intent as expressed herein.

          5.6.3    Each Stockholder acknowledges that the Buyer Stock must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Each Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale.

          5.6.4    Each Stockholder has relied upon independent investigations made by such Stockholder or his representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Buyer and realizes the Buyer Stock are a speculative investment involving a high degree of risk for which there is no assurance of any return. The preceding sentence, however, does not limit or modify the representations and warranties, including the information in the Schedules attached hereto, of Buyer hereunder or the right of the Stockholders to rely thereon. Each Stockholder has, among other things, received and carefully reviewed (i) Buyer's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2001, and all amendments thereto, (ii) Buyer's Quarterly Reports on Form 10-QSB for the quarters ended April 30, 2002, January 31, 2002, November 30, 2001, August 31, 2001 and May 31, 2001, and all amendments thereto, and (iii) all other information filed by Buyer pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Current Reports on Form 8-K. Each Stockholder, however, is relying upon the accuracy in all material respects of all reports filed by Buyer in accordance with the requirements of the Exchange Act since, and including, the most recent Form 10-KSB filed by Buyer. Each Stockholder acknowledges that in connection with the transactions contemplated hereby, neither Buyer nor anyone acting on its behalf or any other person has made, and such Stockholder is not relying upon, any representations, statements or projections concerning Buyer, its present or projected results of operations, financial condition, prospects, present or future plans, acquisition plans, products and services, or the value of the Buyer Stock or Buyer's business or any other matter in relation to Buyer's business or affairs. Each Stockholder has had an opportunity to discuss Buyer's business, management, financial affairs and acquisition plans with its management, to review Buyer's facilities, and to obtain such additional information concerning such Stockholder's investment in the Buyer Stock in order for such Stockholder to evaluate its merits and risks, and such Stockholder has determined that the Buyer Stock are a suitable investment for such Stockholder and that at this time such Stockholder could bear a complete loss of such Stockholder's investment.

          5.6.5    Each Stockholder is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement and the Documents or the adequacy of the disclosure of the exhibits and schedules hereto or thereto and such Stockholder must forego the security, if any, that such a review would provide.

          5.6.6    Each Stockholder understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on the tax consequences of the transactions contemplated hereby or by the Transaction Documents and, accordingly, in making such Stockholder's decision to acquire the Buyer Stock such Stockholder has relied upon the investigations of such Stockholder's own tax and business advisers in addition to such Stockholder's own independent investigations, and that such Stockholder and such Stockholder's advisers have fully considered all the tax consequences of such Stockholder's acquisition of the Buyer Stock.

          5.6.7    Each Stockholder is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act by reason of being a natural person who had an individual income in excess of $200,000 in cash of the two most recent years and has a reasonable expectation of reaching the same income level in the current year. Each Stockholder understands that all certificates for the Buyer Stock issued to such Stockholder shall bear a legend in substantially the following form:

    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

ARTICLE 6
Post-Closing Covenants

        6.1    Name Change.    As soon as permitted following the Closing Date by applicable Law, including the Corporation Law and relevant federal securities laws, Buyer agrees to take all such reasonable measures to effect the change of Buyer's legal name to "Trans Continental Entertainment Group, Inc." through an appropriate amendment to the Charter of Buyer. The Parties acknowledge that such amendment to the Charter requires the approval of the holders of Buyer's capital stock and Buyer's Board of Directors. To the extent Buyer is able to obtain such stockholder approval by written consent, the Parties acknowledge that such consent shall be subject to all applicable Laws, including those under the Exchange Act regarding the distribution of an Information Statement on Schedule 14C to the holders of Buyer Stock entitled to consent or dissent in writing to a proposed corporate action of Buyer, as well as the applicable filing, review and waiting periods imposed under the rules of the SEC (the "Requirement for an Information Statement").

        6.2    Trading Symbol.    Promptly following the change of Buyer's legal name as set forth in Section 6.1, Buyer shall take all reasonable measures to change the trading symbol under which the Buyer Stock trades on the OTC Bulletin Board. The Parties agree that such new trading symbol shall be "TCON," "TCEG," or "TCEN," provided, however, in the event such symbol is not then available, Buyer's Board of Directors with the concurrence of Buyer's Chairman shall determine what the new trading symbol shall be.

        6.3    Board of Directors and Advisory Board.

          6.3.1    The Parties agree that for so long as the Stockholders continue to hold, directly or indirectly, in the aggregate greater than 50% of Buyer's voting capital stock on a fully diluted basis:

          (a)  Buyer agrees (i) to maintain the number of directors at five and (ii) to nominate five directors as candidates for election to Buyer's Board of Directors, (A) three of whom shall be as designated by the Stockholders (each a "Stockholders' Board Designee"), and (B) two of whom shall be designated by the holders of a majority of Buyer's outstanding Series C Preferred, one of whom shall be selected in part for his or her accounting or financial expertise (each a "Series C Board Designee");

          (b)  Vacancies of a Stockholders' Board Designee position may be filled only as designated by the Stockholders pursuant to subsection (a) above, and vacancies of a Series C Board Designee position may be filled only as designated by the Series C Preferred pursuant to subsection (a) above;

          (c)  Each Stockholders' Board Designee and each Series C Board Designee shall have a term of three years on the Board of Directors;

          (d)  Buyer's Board of Directors shall form an Advisory Board whose members shall be elected by a majority of Buyer's Board of Directors and which Advisory Board shall be required to function actively and periodically report to Buyer's Board of Directors;

          (e)  Buyer shall take such action, including approval of a majority of the holders of the Series C Preferred which the Series C Holders agree hereby to give, to amend the terms and conditions of the Series C Preferred consistent with Section 6.3(a);

          (f)    The Parties agree that the initial Stockholders' Board Designees shall be Louis J. Pearlman, Gregory T. McDonald and Jeffrey P. Kranzdorf, and the initial Series C Board Designees shall be Mark R. Tolner and Neil Mauskapf; and the Parties agree to promptly take such actions consistent with Section 6.3 to effect the nomination and/or election of such initial Stockholders' Board Designees and Series C Board Designees to the extent such persons do not already serve on Buyer's Board of Directors;

          (g)  The parties hereby agree that the Board of Directors of TCTI shall be the same as Buyer's Board of Directors and Buyer agrees to promptly take such actions so as to effect and maintain such composition of TCTI's Board of Directors; and

          (h)  Buyer, the Stockholders and the Series C Holders agree to amend that certain Stockholders' Agreement, among Buyer, the Series C Holders and the other parties named therein, dated January 14, 2002, and the Certificate of Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock, par value $0.001 per share, of Buyer (the "Certificate of Designations") subject to applicable Stockholder approval and compliance with Requirement for an Information Statement, promptly after Closing to make the same consistent with the obligations of the Parties pursuant to this Section 6.3.1.

          6.3.2    To the extent required under the Exchange Act, Buyer shall comply with Rule 14(f) under the Exchange Act with respect to commencement of any Stockholders Board Designee or Series C Board Designee membership on Buyer's Board of Directors.

        6.4    Chairman of the Board.    The Parties agree that Mr. Louis J. Pearlman shall serve from the Closing Date as Buyer's Chairman of the Board for no less than sixty (60) months following the Closing Date. Mr. Pearlman covenants and agrees that during such period:

          6.4.1    he shall be actively involved in the promotion of Buyer;

          6.4.2    he shall use his best efforts to launch an episodic television show that will support the credibility and business objective of Buyer;

          6.4.3    he shall allow or cause to be allowed, as necessary, links from websites maintained by Buyer to websites controlled or maintained by Mr. Pearlman, Transcontinental Records, and/or their respective Affiliates, including, without limitation, loupearlman.com; naturalofficialsite.com; o-townrecords.com; otownbands.com; t-con.com; and makingthehit.com;

          6.4.4    Buyer shall be permitted to include the successes of Mr. Pearlman, Transcontinental Records, and any of their Affiliates in the promotional and marketing materials and efforts of Buyer; subject to Mr. Pearlman's review and reasonable consent with respect to such inclusion of any specific matter;

          6.4.5    upon the reasonable request of Buyer, Mr. Pearlman shall arrange for personal/promotional appearances of artists and other Persons represented by Transcontinental Records and/or Mr. Pearlman at events held or arranged by Buyer, including, without limitation, one-time events and office guest appearances, the cost of which shall be on a most favored customer basis;

          6.4.6    he shall fully participate in any "road show" or other promotional activities permitted under applicable securities Laws;

          6.4.7    he shall fully participate in the development of strategy and execution of operations of Buyer;

          6.4.8    Mr. Pearlman shall use their best efforts to facilitate the establishment of join ventures and licensing arrangement in the United States, Canada, Europe and Asia with respect to the objectives of Buyer;

          6.4.9    he shall fully participate in the development and launch of a music-based franchising division of Buyer (similar to the current modeling-based franchise business of Buyer) in 2002 with the goal of 60 sales of such franchises by Buyer at approximately $20,000 during the first half of 2003; and

          6.4.10    Mr. Pearlman shall, and shall cause any Affiliate of Mr. Pearlman to, enter into a license agreement, the form of which is attached hereto as Exhibit J (the "License Agreement"), which grants a royalty-free, worldwide license in any right, title and interest he and such Affiliate(s) have or will acquire in the name "Trans Continental" and related marks and trademark applications therefor to Buyer, which license shall be exclusive for all modeling related activities of Buyer and non-exclusive for other uses, which license Buyer may further sub-license to any wholly-owned subsidiary of Buyer.

        6.5    Other Officers.    The Parties agree that immediately following the Closing, Buyer shall appoint and shall cause TCTI to appoint the following persons to the following executive positions: Louis J. Pearlman—Chairman of the Board of Buyer and TCTI; Gregory T. McDonald—President of Buyer and TCTI; Mark R. Tolner—Chief Executive Officer of Buyer and TCTI; and Anthony Ruben—Chief Operating Officer and Acting Chief Financial Officer of Buyer and TCTI.

        6.6    Fairness Opinion.    The Parties agree to obtain promptly after Closing, but in no event later than fifteen (15) days after Closing, an opinion of a firm unaffiliated with any of the Parties as to the fairness of the Merger and the other transactions contemplated by this Agreement to Buyer and to its stockholders generally. To the extent said firm is unable to issue the fairness opinion because of one or more issues, the Parties agree to take all commercially reasonable measures to address such issues.

        6.7    Reverse Stock Split; Conversion of Series C Preferred.

          6.7.1    As soon as permitted following the Closing Date by applicable Law, including the Corporation Law and relevant federal securities laws, Buyer shall effect a reverse stock split at a ratio of one to 100 or as otherwise determined by Buyer's Board of Directors, in consultation with Mr. Pearlman, as Buyer's Chairman, to increase the trading price of Buyer's Stock for the purpose of potentially gaining admittance for such stock to trade on the NASDAQ National Market, NASDAQ SmallCap Market, or any of the national stock exchanges. Buyer may elect to effect said reverse stock split (i) upon such terms and conditions so as not to require approval of Buyer's stockholders pursuant to Section 78.207 of the Nevada Revised Statutes, in which case, Buyer shall promptly thereafter obtain the approval by written consent of Buyer's stockholders to increase the authorized shares of Buyer Stock to 500,000,000 (par value $0.001 per share) subject to compliance with the Requirement for an Information Statement or (ii) upon the approval by written consent of the holders of the required number of shares of the issued and outstanding capital stock of Buyer (without any reduction in the authorized share capital of Buyer), subject to compliance with the Requirements for an Information Statement (the effective date of the increase of Buyer's authorized shares of Buyer Stock pursuant to clause (i) of this sentence or the effective date of such reverse stock split effected pursuant to clause (ii) of this sentence, the "Reverse Stock Split Effective Date").

          6.7.2    Within five (5) business days following the Additional Share Distribution Date, Buyer and the Series C Holders agree that the Series C Preferred shall be converted into shares of Buyer Stock, at a rate reflecting said reverse stock split, in accordance with the terms and conditions of the Certificate of Designations.

        6.8    Future Private Capital Raises.    Mr. Pearlman shall use his best efforts to enable Buyer to facilitate one or two private debt or equity capital raises for Buyer in order to rapidly permit Buyer to achieve the financial and business objectives determined by Buyer's Board of Directors.

        6.9    Series C Holders Standstill.    Until such time as the reverse stock split provided for in Section 6.7.1 has been effected, but in no event later than December 31, 2002, the Series C Holders hereby (i) waive the requirement of Buyer that sufficient numbers of shares of Buyer Stock be reserved for issuance upon conversion of the Series C Preferred, (ii) agree not to enforce their respective rights to the payment upon liquidation set forth in Article Second, Section 4 of the Certificate of Designations solely to the extent such payment is payable as a result of the Merger, and (iii) agree not to enforce the adjustment to Conversion Price (as defined in the Certificate of Designations) set forth in Article Second, Section 6(d)(iv) of the Certificate of Designations solely to the extent such Conversion Price would be adjusted as a result of the Buyer Stock issued in the Merger.

ARTICLE 7
Conditions to Closing

        7.1    Conditions to Buyer's and Acquisition Sub's Obligations.    The obligations of the Buyer and Acquisition Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each and every one of the following conditions precedent, any one or more of which may be waived by the Buyer:

          7.1.1    Each of the representations and warranties of the Company and the Stockholders set forth in Article 4 of this Agreement and each of the representations and warranties of the Stockholders set forth in Article 5 of this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for any representation or warranty limited by its terms to a specific date (which representation and warranty shall be correct in all material respects on the date so specified).

          7.1.2    The Company and each Stockholder shall have performed and complied in all material respects with all of the other agreements, covenants and obligations required under this Agreement to be performed or complied with by such Person prior to or at the Closing.

          7.1.3    The Company shall have delivered to the Buyer a certificate, executed by a duly authorized officer of the Company, in his capacity as such, certifying that the conditions specified in Sections 7.1.1 and 7.1.2 (insofar as they are to be performed by the Company) have been fulfilled. Each of the Stockholders shall have delivered to the Buyer a certificate certifying that the conditions specified in Sections 7.1.1 and 7.1.2 (insofar as they are to be performed by the such Stockholders) have been fulfilled.

          7.1.4    There shall be in force no injunction, judgment, order, decree or ruling by or before any Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing the consummation of the transactions contemplated hereby and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the transactions contemplated hereby.

          7.1.5    The Buyer shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Company as to the incumbency and signatures of the officers of the Company executing this Agreement, and certified copies of the Charter and bylaws, each as amended to date, and all relevant corporate actions, and (ii) a certificate issued by the Nevada Secretary of State, as of a date reasonably acceptable to the Buyer, as to the good standing (or non-dissolution, as applicable) of the Company.

          7.1.6    Each of Madison Consulting Company, General Services Corp., and Corporate Media Services, Inc., each a Delaware corporation, shall have entered into an amendment with Buyer to amend their respective Consulting Agreements with Buyer, each dated January 14, 2002, the respective forms of which amendments are attached hereto as Exhibits B, C and D.

          7.1.7    Mark R. Tolner shall have entered into an amendment with Buyer to amend his Employment Agreement with Buyer, dated January 28, 2002, the form of which amendment is attached hereto as Exhibit E.

          7.1.8    Mr. Pearlman and Mr. McDonald shall have executed and delivered to Buyer the Employment Agreements in the forms attached hereto as Exhibit F (the "Pearlman Employment Agreement") and Exhibit G (the "McDonald Employment Agreement"), respectively.

          7.1.9    The Stockholders shall have executed and delivered the side letter agreement in the form attached hereto as Exhibit H (the "Side Letter") and the Lock-up and Escrow Agreement in the form attached hereto as Exhibit I (the "Lock-up and Escrow Agreement").

          7.1.10    Louis J. Pearlman and his Affiliates, as applicable, shall have executed and delivered the License Agreement.

        7.2    Conditions to Obligations of the Stockholders and the Company.    The obligations of the Stockholders and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each and every one of the following conditions precedent, any of which may be waived only with the consent of the Stockholders:

          7.2.1    Each of the representations and warranties of the Buyer set forth in Article 3 hereof shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for any representation or warranty limited by its terms to a specific date (which representation and warranty shall be connect in all material respects on the date so specified).

          7.2.2    The Buyer and Acquisition Sub shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with.

          7.2.3    The Buyer and Acquisition Sub shall have delivered to the Stockholders a certificate, executed by a authorized officer of the Buyer and Acquisition Sub, in their respective capacities as such, certifying that the conditions specified in Sections 7.2.1 and 7.2.2 have been fulfilled.

          7.2.4    There shall be in force no injunction, judgment, order, decree or ruling by or before any Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating on otherwise preventing the consummation of the transactions contemplated hereby and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the transactions contemplated hereby.

          7.2.5    The Company and Stockholders shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Buyer and Acquisition Sub as to the incumbency and signatures of the officers of the Buyer and Acquisition Sub executing this Agreement, and containing certified copies of the Charter and bylaws of Buyer and Acquisition Sub, each as amended to date, and all relevant corporate actions, and (ii) a certificate issued by the Nevada Secretary of State, as of a date reasonably acceptable to the Stockholders and the Company, as to the good standing (on non-dissolution, as applicable) of the Buyer and Acquisition Sub.

          7.2.6    Buyer shall have executed and delivered the Pearlman Employment Agreement and the McDonald Employment Agreement.

          7.2.7    Buyer, Madison Consulting Company, General Services Corp., Corporate Media Services and Mark Tolner shall have executed and delivered the Side Letter; and Buyer and the Series C Holders shall have executed and delivered the Lock-up and Escrow Agreement.

          7.2.8    The Series C Holders shall have executed and delivered a Unanimous Written Consent to the effect that such Series C Holders shall not, except as otherwise expressly permitted or required under this Agreement, exercise (i) any voting rights, (ii) any right to express consent or dissent in writing without a meeting or (iii) any right to convert the Series C Preferred into Buyer Stock, from the date hereof to the Additional Share Distribution Date.

ARTICLE 8
Additional Agreements

        8.1    Further Assurances.    The Parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to all of the terms and provisions of this Agreement.

        8.2    Publicity.    No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Buyer and the Stockholders. The Parties agree to cooperate in issuing any press release or other public announcement concerning this Agreement on the transactions contemplated hereby. Nothing contained in this Section 8.2 shall prevent any Party from (i) at any time furnishing any information to any Authority or from making any disclosures required under the Securities Exchange Act of 1934, as amended, or under the rules and regulations of any national securities exchange on which such Party's shares of capital stock are listed, or (ii) furnishing any information concerning the transactions contemplated hereby to such Party's officers, directors, stockholders, partners, Affiliates, lenders, accounts, counsel or representatives.

        8.3    Transfer of Buyer Stock.    Buyer and the Stockholders agree that no Stockholder shall transfer the shares of Buyer Stock acquired pursuant to this Agreement except where the transferee is an Affiliate of such transferring Stockholder, Buyer provides its written consent thereto (which consent shall not be unreasonably withheld) and provided such transfer complies with all U.S. federal securities laws and blue sky laws. With respect to a Stockholder, all shares of Buyer Stock held by such Stockholder and such Stockholder's Affiliates shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

ARTICLE 9
Remedies for Breach of this Agreement

        9.1    Survival of Representations and Warranties.    The representations and warranties of the Buyer contained in Article 3 of this Agreement, of the Company and the Stockholders contained in Article 4 and of the Stockholders contained in Article 5 of this Agreement, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date.

        9.2    Indemnification

          9.2.1    Subsequent to the Closing Date, the Stockholders shall indemnify, defend and hold harmless the Buyer from, against and in respect of any Losses which the Buyer shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, or relate in any way to, any breach of the pre-Closing covenants, representations and warranties of the Company and the Stockholders set forth in this Agreement.

          9.2.2    Subsequent to the Closing Date, Mr. Louis J. Pearlman shall indemnify, defend and hold harmless the Buyer from against and in respect of any Losses which the Buyer shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, or relate in any way to, any breach by Mr. Pearlman of any of his post-closing covenants and obligations under this Agreement.

          9.2.3    No Person shall be liable for any claim for indemnification under Sections 9.2.1 or 9.2.2 unless written notice of a claim for indemnification is delivered by the Person seeking indemnification to the Person from whom indemnification is sought. All notices given pursuant to this Section 9.2.3 shall set forth with reasonable specificity the basis for the claim for indemnification.

          9.2.4    Promptly after the assertion by any third party of any claim, demand or notice (a "Third Party Claim") against any Person or Persons entitled to indemnification under this Section 9.2 (the "Indemnified Parties") that results or may result in the incurrence by such Indemnified Parties of any Losses for which such Indemnified Parties would be entitled to indemnification pursuant to this Agreement, such Indemnified Parties shall promptly notify the parties from whom such indemnification could be sought (the "Indemnifying Parties") of such Third Party Claim. Thereupon, the Indemnifying Parties shall have the right, upon written notice (the "Defense Notice") to the Indemnified Parties within 30 days after receipt by the Indemnifying Parties of notice of the Third Party Claim (or sooner if such claim so requires) to conduct, at their own expense, the defense against the Third Party Claim in their own names or, if necessary, in the names of the Indemnified Parties. The Defense Notice shall specify the counsel the Indemnifying Parties shall appoint to defend such Third Party Claim (the "Defense Counsel") and the Indemnified Parties shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, conditioned or delayed. In the event the Indemnified Parties and the Indemnifying Parties cannot agree on such counsel within 10 days after the Defense Notice is given, then the Indemnifying Parties shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Parties' approval which approval shall not be unreasonably withheld, conditioned or delayed. Any Indemnified Party shall have the right to employ separate counsel in any such Third Party Claim and/or to participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any Losses incurred by the Indemnified Party unless (i) the Indemnifying Parties shall have failed to give the Defense Notice within the prescribed period, (ii) such Indemnified Party shall have received an opinion of counsel, reasonably acceptable to the Indemnifying Parties, to the effect that the interests of the Indemnified Party and the Indemnifying Parties with respect to the Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules, or (iii) the employment of such counsel at the expense of the Indemnifying Parties has been specifically authorized by the Indemnifying Parties. The party or parties conducting the defense of any Third Party Claim shall keep the other parties apprised of all significant developments and shall not enter into any settlement, compromise or consent to judgment with respect to such Third Party Claim unless the Buyer and the Stockholders consent, such consent not to be unreasonably withheld.

ARTICLE 10
[Reserved]

ARTICLE 11
Miscellaneous

        11.1    Notices.    Any notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and, except as otherwise specified in writing, shall be given by personal delivery, facsimile transmission, FedEx or UPS (or other similar courier service) or by registered or certified mail, postage prepaid, return receipt requested (i) if prior to the Closing, to the Company, c/o Trans Continental, 7380 Sandlake Road, Suite 350, Orlando, Florida 32819, Attention: Mr. Gregory T. McDonald, with a copy to Trans Continental, 7380 Sandlake Road, Suite 350, Orlando, Florida 32819, Attention: Mr. Louis J. Pearlman and (ii) if to the Stockholders or the Buyer, to the addresses for notices set forth on the signature pages hereto (with copies, as applicable, as set forth on such signature pages) and (iii) if to the Surviving Corporation after the Closing, to the address for notices to the Buyer set forth on the signature pages hereto (with copies, as applicable, as set forth on such signature pages), or to such other addresses as any Party may from time to time give notice of (complying as to delivery with the terms of this Section 11.1) to the other. Notice by registered or certified mail shall be effective three days after deposit in the United States mail. Notice by any other permitted means will be effective upon receipt.

        11.2    Entire Agreement.    This Agreement and the Documents constitute the entire agreement among the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, negotiations and discussions, both written and oral, among the Parties with respect thereto. This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by the Parties hereto.

        11.3    Benefits; Binding Effect; Assignment.    This Agreement shall be for the benefit of and binding upon the Parties, their respective successors and, where applicable, assigns. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other Party.

        11.4    Waiver.    No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

        11.5    No Third Party Beneficiary.    Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns.

        11.6    Severability.    It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        11.7    Expenses.    Except as otherwise provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection with this Agreement and the other Documents and the transactions contemplated hereby and thereby shall be paid by the Parties incurring such expenses, except that the expenses of the Company shall be paid by the Stockholders. No Party shall have the power or authority to incur any costs, fees or expenses for or on the part of any other Party, without the latter's express, advance written consent.

        11.8    Section Headings.    The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

        11.9    Counterparts.    This Agreement may be executed in any number of counterparts and by the several Parties in separate counterparts, each of which shall be deemed to be one and the same instrument,

        11.10    Governing Law; Waiver of Jury Trial.

          11.10.1    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF FLOIRDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

          11.10.2    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

        11.11    Survival.    The provisions of this Agreement that either by their express provision or by their sense and context are intended to survive the expiration, performance, cancellation or termination hereof shall so survive the completion of the expiration, performance, cancellation or termination of this Agreement.

        11.12    Construction; Counsel.

          11.12.1    The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any Party irrespective of which Party caused such provisions to be drafted. Each of the Parties acknowledge that it, he or she has been represented by an attorney in connection with the preparation and execution of this Agreement.

          11.12.2    THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN ADVISED TO SEEK ADVICE OF LEGAL COUNSEL, AND THAT GREENBERG TRAURIG, LLP SERVES AS LEGAL COUNSEL ONLY TO BUYER.

[Signatures Follow]

        IN WITNESS WHEREOF, the Parties have each executed and delivered this Agreement and Plan of Merger as of the day and year first above written,

COMPANY:
TRANS CONTINENTAL CLASSICS, INC.
By:

Name:

Title:

BUYER:
OPTIONS TALENT GROUP
By:

Name:

Title:

With a copy to:	Address:

[Signatures continue]

ACQUISITION SUB:
TRANS CONTINENTAL ACQUISITION CORP.
By:

Name:

Title:

With a copy to:	Address:

STOCKHOLDERS:

Louis J. Pearlman
With a copy to:	Address:

Gregory T. McDonald
With a copy to:	Address:

[Signatures continue]

[Signature Page to Agreement and Plan of Merger]

SERIES C HOLDERS:
THE JEFFERSON TRUST
By:

Name:

Title:

With a copy to:	Address:

THE PARAMOUNT TRUST
By:

Name:

Title:

With a copy to:	Address:

[Signatures continue]

[Signature Page to Agreement and Plan of Merger]

SERIES C HOLDERS (Continued):
THE MORGAN TRUST
By:

Name:

Title:

With a copy to:	Address:

Mohamed Hadid
With a copy to:	Address:

Richard J. Walk
With a copy to:	Address:

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Stockholder Information

Louis J. Pearlman	50,000 shares of common stock of Trans Continental Classics, Inc.
Gregory T. McDonald	50,000 shares of common stock of Trans Continental Classics, Inc.

Exhibit B
Agreement and Plan of Merger

FIRST AMENDMENT TO CONSULTING AGREEMENT

        THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is made effective as of the 5th day of September, 2002 by and between Options Talent Group, a Nevada corporation f/k/a Sector Communications, Inc. ("Employer") and Madison Consulting Company, a                         corporation (the "Consulting Firm").

RECITALS

        A.    Employer and Consulting Firm are parties to that certain Consulting Agreement dated January 14, 2002 ("Original Consulting Agreement").

        B.    Employer has entered into that certain Agreement and Plan of Merger, of even date herewith, by and among Employer, Trans Continental Classics, Inc. and the other parties named therein (the "Agreement").

        C.    As a condition to the closing of the Agreement, the parties thereto have agreed that this Amendment be executed by Employer and Consulting Firm.

NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Original Consulting Agreement as follows:

        1.    Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Original Consulting Agreement.

        2.    Section 9(c)(ii) of the Original Consulting Agreement shall be deleted in its entirety and replaced with:

          "(ii) As severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, the following amounts payable on the following dates and the following benefits:

          (1)  A lump sum payment in immediately available funds on the Date of Termination equal to the product of (A) the Consulting Firm's highest Annual Draw prior to the Date of Termination divided by 12, multiplied by (B) the number of full and partial calendar months in the period commencing on the Date of Termination through January 14, 2007 (such period, the "Severance Period");

          (2)  Payment of $10 per model enrolled, and $10 per $500 worth of gross cruise or trip sales made, by Employer and/or its subsidiaries during each full or partial month of the Severance Period, payable in arrears on a monthly basis within 5 business days of the end of any such month ("Severance Bonus Payments"); provided, however, Employer may elect to pay the estimated net present value of the Severance Bonus Payments upon terms and conditions to be negotiated by the parties in good faith; provided further, however, that during any such negotiation Employer shall continue to make any Severance Bonus Payments as required hereunder; and

          (3)  Full medical coverage for the sole owner of the Consulting Firm and such owner's spouse and minor children until such owner reaches age 65."

        3.    Section 10(d)(iii) of the Original Consulting Agreement shall be deleted in its entirety and replaced with:

          "(iii) the Consulting Firm shall receive as severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, the amounts and benefits set forth in clauses (1)—(4) of Section 9(c)(ii) on the dates and during the periods provided therein."

        4.    The parties hereto agree that notwithstanding any termination of the Original Consulting Agreement, as amended, upon the mutual agreement of the parties hereto the Consulting Firm may provide consulting services to Employer at a rate of $300.00 per hour. Any amounts payable as provided in the first sentence of this Section 4 shall be in addition to, and not in lieu of, any other amounts payable by Employer to the Consulting Firm under the Original Consulting Agreement, as amended.

        5.    The parties hereto agree that the merger and other transactions contemplated by the Agreement shall not be deemed a "Change in Control" as that term is defined in Section 10(b) of the Original Consulting Agreement.

        6.    Except as expressly set forth in this Amendment, the Original Consulting Agreement shall remain in full force and effect.

        7.    This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signatures follow]

2

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Consulting Agreement as of the day and year first above written.

EMPLOYER:
OPTIONS TALENT GROUP
By:

Name:

Title:

CONSULTING FIRM:
MADISON CONSULTING COMPANY
By:

Name:

Title:

3

Exhibit C
Agreement and Plan of Merger

FIRST AMENDMENT TO CONSULTING AGREEMENT

        THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is made effective as of the 5th day of September, 2002 by and between Options Talent Group, a Nevada corporation f/k/a Sector Communications, Inc. ("Employer") and General Services Corp., a Delaware corporation (the "Consulting Firm").

RECITALS

        A.    Employer and Consulting Firm are parties to that certain Consulting Agreement dated January 14, 2002 ("Original Consulting Agreement").

        B.    Employer has entered into that certain Agreement and Plan of Merger, of even date herewith, by and among Employer, Trans Continental Classics, Inc. and the other parties named therein (the "Agreement").

        C.    As a condition to the closing of the Agreement, the parties thereto have agreed that this Amendment be executed by Employer and Consulting Firm.

NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Original Consulting Agreement as follows:

        1.    Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Original Consulting Agreement.

        2.    Section 9(c)(ii) of the Original Consulting Agreement shall be deleted in its entirety and replaced with:

          "(ii) As severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, the following amounts payable on the following dates and the following benefits:

          (1)  A lump sum payment in immediately available funds on the Date of Termination equal to the product of (A) the Consulting Firm's highest Annual Draw prior to the Date of Termination divided by 12, multiplied by (B) the number of full and partial calendar months in the period commencing on the Date of Termination through January 14, 2007 (such period, the "Severance Period");

          (2)  Payment of $10 per model enrolled, and $10 per $500 worth of gross cruise or trip sales made, by Employer and/or its subsidiaries during each full or partial month of the Severance Period, payable in arrears on a monthly basis within 5 business days of the end of any such month ("Severance Bonus Payments"); provided, however, Employer may elect to pay the estimated net present value of the Severance Bonus Payments upon terms and conditions to be negotiated by the parties in good faith; provided further, however, that during any such negotiation Employer shall continue to make any Severance Bonus Payments as required hereunder; and

          (3)  Full medical coverage for the sole owner of the Consulting Firm and such owner's spouse and minor children until such owner reaches age 65."

        3.    Section 10(d)(iii) of the Original Consulting Agreement shall be deleted in its entirety and replaced with:

          "(iii) the Consulting Firm shall receive as severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, the amounts and benefits set forth in clauses (1)—(4) of Section 9(c)(ii) on the dates and during the periods provided therein."

        4.    The parties hereto agree that notwithstanding any termination of the Original Consulting Agreement, as amended, upon the mutual agreement of the parties hereto the Consulting Firm may provide consulting services to Employer at a rate of $300.00 per hour. Any amounts payable as provided in the first sentence of this Section 4 shall be in addition to, and not in lieu of, any other amounts payable by Employer to the Consulting Firm under the Original Consulting Agreement, as amended.

        5.    The parties hereto agree that the merger and other transactions contemplated by the Agreement shall not be deemed a "Change in Control" as that term is defined in Section 10(b) of the Original Consulting Agreement.

        6.    Except as expressly set forth in this Amendment, the Original Consulting Agreement shall remain in full force and effect.

        7.    This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signatures follow]

2

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Consulting Agreement as of the day and year first above written.

EMPLOYER:
OPTIONS TALENT GROUP a Nevada corporation
By:

Name:

Title:

CONSULTING FIRM:
GENERAL SERVICES CORP., a Delaware corporation
By:

Name:

Title:

3

Exhibit D
Agreement and Plan of Merger

FIRST AMENDMENT TO CONSULTING AGREEMENT

        THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is made effective as of the 5th day of September, 2002 by and between Options Talent Group, a Nevada corporation f/k/a Sector Communications, Inc. ("Employer") and Corporate Media Services, Inc., a Delaware corporation (the "Consulting Firm").

RECITALS

        A.    Employer and Consulting Firm are parties to that certain Consulting Agreement dated January 14, 2002 ("Original Consulting Agreement").

        B.    Employer has entered into that certain Agreement and Plan of Merger, of even date herewith, by and among Employer, Trans Continental Classics, Inc. and the other parties named therein (the "Agreement").

        C.    As a condition to the closing of the Agreement, the parties thereto have agreed that this Amendment be executed by Employer and Consulting Firm.

NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Original Consulting Agreement as follows:

        1.    Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Original Consulting Agreement.

        2.    Section 9(c)(ii) of the Original Consulting Agreement shall be deleted in its entirety and replaced with:

          "(ii) As severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, the following amounts payable on the following dates and the following benefits:

          (1)  A lump sum payment in immediately available funds on the Date of Termination equal to the product of (A) the Consulting Firm's highest Annual Draw prior to the Date of Termination divided by 12, multiplied by (B) the number of full and partial calendar months in the period commencing on the Date of Termination through January 14, 2007 (such period, the "Severance Period");

          (2)  Payment of $10 per model enrolled, and $10 per $500 worth of gross cruise or trip sales made, by Employer and/or its subsidiaries during each full or partial month of the Severance Period, payable in arrears on a monthly basis within 5 business days of the end of any such month ("Severance Bonus Payments"); provided, however, Employer may elect to pay the estimated net present value of the Severance Bonus Payments upon terms and conditions to be negotiated by the parties in good faith; provided further, however, that during any such negotiation Employer shall continue to make any Severance Bonus Payments as required hereunder; and

          (3)  Full medical coverage for the sole owner of the Consulting Firm and such owner's spouse and minor children until such owner reaches age 65."

        3.    Section 10(d)(iii) of the Original Consulting Agreement shall be deleted in its entirety and replaced with:

          "(iii) the Consulting Firm shall receive as severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, the amounts and benefits set forth in clauses (1)—(4) of Section 9(c)(ii) on the dates and during the periods provided therein."

        4.    The parties hereto agree that notwithstanding any termination of the Original Consulting Agreement, as amended, upon the mutual agreement of the parties hereto the Consulting Firm may provide consulting services to Employer at a rate of $300.00 per hour. Any amounts payable as provided in the first sentence of this Section 4 shall be in addition to, and not in lieu of, any other amounts payable by Employer to the Consulting Firm under the Original Consulting Agreement, as amended.

        5.    The parties hereto agree that the merger and other transactions contemplated by the Agreement shall not be deemed a "Change in Control" as that term is defined in Section 10(b) of the Original Consulting Agreement.

        6.    Except as expressly set forth in this Amendment, the Original Consulting Agreement shall remain in full force and effect.

        7.    This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signatures follow]

2

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Consulting Agreement as of the day and year first above written.

EMPLOYER:
OPTIONS TALENT GROUP a Nevada corporation
By:

Name:

Title:

CONSULTING FIRM:
CORPORATE MEDIA SERVICES, INC., a Delaware corporation
By:

Name:

Title:

3

Exhibit E
Agreement and Plan of Merger

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made effective as of the 5th day of September, 2002 by and between Options Talent Group, a Nevada corporation f/k/a Sector Communications, Inc. ("Employer") and Mark R. Tolner (the "Employee").

RECITALS

        A.    Employer and Employee are parties to that certain Employment Agreement dated January 28, 2002 as amended prior to the date hereof ("Original Employment Agreement").

        B.    Employer has entered into that certain Agreement and Plan of Merger, of even date herewith, by and among Employer, Trans Continental Classics, Inc. and the other parties named therein (the "Merger Agreement").

        C.    As a condition to the closing of the Merger Agreement, the parties thereto have agreed that this Amendment be executed by Employer and Employee.

NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Original Employment Agreement as follows:

        1.    Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Original Employment Agreement.

        2.    Section 2 of the Original Employment Agreement is hereby deleted and replaced in its entirety with:

          "2. The employment of Employee by Employer pursuant to this Agreement shall be for a five (5) year period commencing as of January 28, 2002 (hereinafter referred to as the "Service Period")."

        3.    Section 3 of the Original Employment Agreement is hereby deleted and replaced in its entirety with:

          "3. DUTIES. Employee shall, subject to overall direction of the Board of Directors (the "Board"), serve as, and have all power and authority inherent in the offices of Chief Executive Officer of Employer and each of its subsidiaries and shall be responsible for those areas in the conduct of the business reasonably assigned to him by the Board of the Company; provided, however, not withstanding that Employee is not serving as Employer's president, Employee shall continue the management and operation of Employer and its operating subsidiaries and to represent Employer and its operating subsidiaries in connection with any inquires thereof by the Securities and Exchange Commission. Employee shall devote such of his business time and efforts to the business of Employer as is necessary to discharge his responsibilities.

        4.    Section 5(C) of the Original Employment Agreement is hereby deleted and replaced in its entirety with:

          "(c) SEVERANCE PAYMENTS AND BENEFITS. For purposes of this Agreement, the term "Severance Payments and Benefits" shall mean:

          (1)  A lump sum payment in immediately available funds on the date of the Triggering Event equal to the product of (A) Employee's highest annual base salary divided by 12, multiplied by (B) the number of full and partial calendar months in the period commencing on the date of such termination through January 28, 2007 (such period, the "Severance Period");

          (2)  Payment of $10 per model enrolled by Employer and/or its subsidiaries during each full or partial month of the Severance Period, payable in arrears on a monthly basis within 5 business days of the end of any such month ("Severance Bonus Payments"); provided, however, Employer may elect to pay the estimated net present value of the Severance Bonus Payments upon terms and conditions to be negotiated by the parties in good faith; provided further, however, that during any such negotiation Employer shall continue to make any Severance Bonus Payments as required hereunder; and

          (3)  Full medical coverage for the Employee and his owner's spouse and minor children until Employee reaches age 65;

          (4)  All stock options, warrants and other stock appreciation rights issued to Employee by Employer shall immediately vest and become exercisable, and any conditions applicable to contingently issuable options, warrants or other stock appreciation rights shall be waived by Employer; and Employer shall provide Employee written documentation evidencing such accelerated vesting and exercisability and waivers promptly upon Employee's request;

          (5)  All benefits applicable to Employee as described in Section 4(b) of the Agreement shall continue for a period of one (1) year following the Triggering Event or through the expiration of the Service Period (as if the Triggering Event had not occurred), whichever is later;

          (6)  Severance Payments and Benefits will not be subject to mitigation in any respect; and

          (7)  The non-competition and non-solicitation periods described in Section 10 of the Agreement shall be reduced from eighteen (18) months to twelve (12) months."

          5.    The parties hereto agree that notwithstanding any termination of the Original Employment Agreement, as amended, upon the mutual agreement of the parties hereto the Employee may provide consulting services to Employer at a rate of $300.00 per hour. Any amounts payable as provided in the first sentence of this Section 5 shall be in addition to, and not in lieu of, any other amounts payable by Employer to the Employee under the Original Employment Agreement, as amended.

          6.    The parties hereto agree that the merger and other transactions contemplated by the Merger Agreement shall not be deemed a "Change of Control" as that term is defined in Section 5(B) of the Original Employment Agreement.

          7.    Except as expressly set forth in this Amendment, the Original Employment Agreement shall remain in full force and effect.

          8.    This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signatures follow]

2

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the day and year first above written.

EMPLOYER:
OPTIONS TALENT GROUP a Nevada corporation
By:

Name:

Title:

EMPLOYEE:
Mark R. Tolner

3

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made as of the 5th day of September 2002, by and between Options Talent Group of 9000 Sunset Blvd, Penthouse, Los Angeles, California 90069, a Nevada corporation ("Employer"), and LOUIS J. PEARLMAN ("Employee").

WHEREAS, Employee wishes to be employed by Employer with the duties and responsibilities as hereinafter described, and Employer desires to assure itself of the availability of Employee's services in such capacity.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

1.
Employment.  Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, upon the terms and conditions hereinafter set forth.

2.
Term.  The employment of Employee by Employer pursuant to this Agreement shall be for a five (5) year period commencing as of September 5, 2002 (hereinafter referred to as the "Service Period").

3.
Duties.  Employee shall, subject to overall direction of the Board of Directors (the "Board"), serve as, and have all power and authority inherent in the office of Chairman of the Board of Employer and each of its subsidiaries and shall be responsible for those areas in the conduct of the business reasonably assigned to him by the Board of the Company. Employee shall devote such of his business time and efforts to the business of Employer as is necessary to discharge his responsibilities.

4.
Compensation and Other Provisions.  Employee shall be entitled to the compensation and benefits hereinafter described in subparagraphs (a) through (d) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

(a)
Base Salary.  Employer or any subsidiary as Employer may direct, shall pay to Employee a base salary equal to $12,500.00 a month (annualized, $150,000.00) beginning September 5, 2002 and continuing during the Service Period, and it may be increased from time to time, hereinafter referred to as "Base Salary"). The Base Salary and Employee's other compensation will be reviewed by the Board in six months for an increase, at least annually during the Service Period and may be adjusted from time to time as the Board may determine based upon a performance evaluation. Notwithstanding the foregoing, in the event that that Employee has satisfactorily performed its duties, in the discretion of the Board of Directors, and the "Consumer Price Index United States City Average -Urban Wage Earners and Clerical Workers," published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"), shall indicate that as of December 31 of any year of Employee's employment, the average cost of living during the twelve (12) months then ended shall have increased over the average cost of living during the preceding twelve (12) month period, then the Employee's Base Salary shall be increased prospectively by no less than such percentage increase plus three percent (3%), effective on the following yearly anniversary date of this Agreement.

(b)
Participation in Benefit Plans.  During the Service Period, Employee shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established, including, without limitation, all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of Employer or its operating subsidiaries, any premiums for the abovementioned shall be paid by Employer.

(c)
Other Provisions.  Employee shall be entitled to such vacation benefits as is generally received by the officers of the Employer. Employee shall be reimbursed for all reasonable expenses incurred by him with the advance consent of the Employer that are necessary for the performance of his duties, including, but not limited to, all reasonable entertainment and travel expenses.

    (i)
    Bonus Compensation.  Employee shall be entitled to participate under any of Employer's Management Incentive Compensation Plan and or option plans as may be in place, and shall be entitled to receive annual bonuses under such Plan, pursuant to the direction of the Board of Directors.

    (ii)
    Sales Performance Bonus.  Throughout the term of this Agreement, in addition to the Annual Draw, for each and every month that the Employer and or its subsidiaries sell Two Thousand (2,000) enrollments or more from its Orlando, Florida in-house sales group, the Employer shall pay the Employee a sales performance bonus ("Sales Performance Bonus") of Ten Dollars ($10.00) per enrollment for such month or months. For purposes of calculating the total number of enrollments for any given month, in addition to the number of regular individual enrollments, there shall be added to the number of regular individual enrollments, a number equal to the gross amount of sales of cruises and trips for that month divided by Five Hundred (500). For example, if in a particular month the Employer sells 1,500 regular enrollments, and also sells a cruise for two hundred fifty thousand dollars ($250,000), then the Employee will be due a Sales Performance Bonus of Twenty Thousand Dollars ($20,000) for that month.

5.
Severance and Change of Control Provisions.  Upon the occurrence of a Triggering Event (as hereinafter defined), Employee shall be entitled to the immediate receipt of Severance Payments and Benefits (as hereinafter defined) from Employer in accordance with the terms hereinafter set forth:

(a)
Triggering Event.  The occurrence of any of the following events shall be defined as a "Triggering Event" for purposes hereof:

(1)
The involuntary termination of Employee's employment other than for Cause (as hereinafter defined), at any time prior to the expiration of the Service Period;

(2)
The voluntary resignation of Employee for any reason whatsoever within ninety (90) days following a Change of Control; or

(3)
The voluntary resignation of Employee for "good reason", which for purposes hereof is defined as follows; (i) a material demotion, (ii) a reduction in salary, unless such reduction is part of a company wide adjustment of salaries, (iii) the relocation of the principal office of Employer or the relocation of Employee, outside of the greater Orlando, Florida area, (iv) the assignment to Employee of any duties that materially affect the Employee's ability to perform its obligations in respect with Employee's position as contemplated by Section 3 above (v) any material breach by Employer of any of the terms and conditions of this Agreement, which remains uncured following thirty (30) days after written notice of such alleged Cause by the Employee.

(b)
Change of Control.  For purposes of this agreement, the term "Change of Control" shall mean the occurrence of any of the following events:

(1)
Fifty percent (50%) or more of Employer's voting stock shall be acquired by any person, entity or affiliated group;

(2)
Fifty percent (50%) or more of the voting stock of Trans Continental Talent, Inc. f/k/a Options Talent, Inc., a Delaware corporation and wholly-owned subsidiary of Employer ("TCTI"), shall be acquired by any person, entity or affiliated group

2

    (3)
    A change to the majority control of Employer's board of directors that is part of a transaction involving the transfer of 30% or more of the Employer's voting stock to an unrelated third Party;

    (4)
    Any merger, consolidation or business combination, pursuant to which Employer is not the surviving corporation or fifty percent (50%) or more of Employer's voting stock shall be owned or controlled by any new unrelated person or entity;

    (5)
    A liquidation or dissolution of Employer or TCTI; or

    (6)
    The sale of all or substantially all of Employer's or TCTI's business or assets to an unrelated person or entity.

  (c)
  Severance Payments and Benefits.  For purposes of this Agreement, the term "Severance Payments and Benefits" shall mean;

  (1)
  Employee shall receive a lump sum payment equal to: two (2) multiplied by the sum of the Employee's highest Base salary plus the highest bonus in incentive payments received by Employee in respect of any year within the three (3) year period preceding the Triggering Event (or the annualized sum of Employee's Base Salary plus the maximum amount of bonuses and incentives which Employee could have been entitled during the year in which the Triggering Event occurred);

  (2)
  All stock options, warrants and other stock appreciation rights shall immediately vest, and any conditions applicable to contingently issuable options, warrants or other stock appreciation rights shall be waived by Employer;

  (3)
  All benefits applicable to Employee as described in Sections 4(a) and (b) of the Agreement shall continue for a period of one (1) year following the Triggering Event or through the expiration of the Service Period (as if the Triggering Event had not occurred), whichever is later;

  (4)
  Severance Payments and Benefits will not be subject to mitigation in any respect; and

  (5)
  The non-competition and non-solicitation periods described in Section 10 of the Agreement shall be reduced from eighteen (18) months to twelve (12) months.

6.
Termination.  Employee's employment hereunder shall terminate as a result of any of the following events;

(a)
Employee's death;

(b)
Employee shall be unable to perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period ("Disability");

(c)
Termination by Employee other than as set forth in Section 5 (a), (b) or (d) herein; or

(d)
For Cause. "Cause" shall be defined as (i) any defalcation or misappropriation of funds or property of the Employer or any affiliate by Employee or the commission of any dishonest or deceitful act in the course of his employment with Employer; (ii) Employee's indictment of a misdemeanor considered to be detrimental to the Employers image or that compromises the ability of Employee to perform his duties or felony or of any crime involving moral turpitude; (iii) the engaging by Employee in personal illegal conduct which, in the reasonable judgment of the Employer, places Employee and the Employer or any affiliate, by association with Employee, in disrepute; (iv) refusal of Employee to perform his duties and responsibilities, persistent neglect of duty or chronic absenteeism, which remains uncured following thirty (30) days after written notice of such alleged Cause by the Employer; (v) any material breach

3

    by Employee of the terms and conditions of this Agreement, which remains uncured following thirty (30) days after written notice of such alleged Cause by the Employer; or (vi) any attempt to obtain a personal profit from any transaction in which employee has an interest adverse to the Employer unless such adverse interest and the potential profit is disclosed in writing to the Board of Directors in advance of such transaction and approved by the Board of Directors.

  (e)
  Any termination pursuant to subparagraph (b), (c) or (d) of this Section shall be communicated by a written notice ("Notice of Termination"), such notice to set forth with specificity the grounds for termination if the result of "Cause" (which grounds will not be deemed exclusive of all other grounds that may have been known to Employer, or which Employer may thereafter become aware of). Employee's employment under this Agreement shall be deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subparagraph (a) above, on the date of his death; (ii) if Employee's employment is terminated pursuant to subparagraph (c) above, fifteen (15) days after the date on which a Notice of Termination is given. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination".

7.
Payments on Termination.  In the event that Employee's employment is terminated pursuant to section 6 above, Employer shall pay to Employee his full Base Salary through the Date of Termination together with all benefits and other compensation, if any, due and owing as of that date.

8.
Life Insurance.  If requested by Employer, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable Employer to obtain life insurance on the life of Employee for the benefit of Employer.

9.
Representations and Warranties.  Employee hereby represents and warrants to the Employer that (i) the execution, delivery and performance of the Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, (ii) Employee is not a party to or bound by any Employment Agreement, Noncompete Agreement or Confidentiality Agreement with any other person or entity which in any way may restrict, impair or limit the performance of his duties hereunder, (iii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms, and (iv) that Employee has all of the requisite skills and knowledge to perform all of the duties imposed or contemplated by this Agreement.

10.
Disclosure and Protection of Confidential Information.
(a)
For purposes of the Agreement "Confidential Information" means knowledge, information and material which is proprietary to Employer, of which Employee may obtain knowledge or access through or as a result of his employment by Employer (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents, and experimental and development work techniques, an d(ii) marketing and other information such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licenses or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as confidential, whether or not owned or developed by

4

    Employer. Notwithstanding the foregoing, any information which is or becomes available to the general public otherwise than by breach of this Section 9 shall not constitute Confidential Information for purposes of the Agreement.

  (b)
  During the term of this Agreement and thereafter, Employee agrees, to hold in confidence all Confidential Information and not to use such information for Employee's own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose, except in the course of Employee's work for Employer.

  (c)
  Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by Employer for the protection of Confidential Information, and will inform Employer of any defects in, or improvements that could be made to, such rules and regulations.

  (d)
  Employee will notify Employer in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.

  (e)
  Upon termination of employment, Employee will deliver to Employer any and all records and tangible property that contain Confidential Information that are in his possession or under his control.

11.
Covenant Not To Compete.
(a)
In consideration for Employer entering into this Agreement, save for the current activities of the other businesses that Employee is at the date of this Agreement involved in as a result of his relationship and positions with various of the Trans Continental and Pearlman Group's of companies, Employee covenants and agrees that during the Service Period and for the eighteen (18) months period thereafter, Employee will, neither individually nor on behalf of any other person or entity, without the express prior written consent of Employer, directly or indirectly, provide to any person or entity any services that are the same or similar to the Employee provided to Employer in respect to any business activities of such other person or entity which compete with the Internet driven casting, modeling, athletic and music services business of Employer. Because the Employer's business is international in scope, Employee acknowledges and agrees that the above restrictions shall apply to prevent Employee from providing the prohibited services to any person or entity, wherever located, if the competing business is conducted in any country in which Employer conducts, or, at the time of termination, reasonably expected to conduct, business. Upon the termination of Employee, the business of the Employer is deemed to include all business activities of the Employer (and any parent or subsidiary of Employer) that Employer (and any parent or subsidiary of Employer) engaged in during the one year period prior to the date of termination and all business activities that the Employer had made substantial plans to engage in. Employee will undertake no activities that may lead Employee to compete with or to acquire rival, conflicting or antagonistic interests to those of Employer with respect to the business of Employer, whether alone, as a partner, or as an officer, director, employee, independent contractor, consultant or shareholder holding 15% or more of the outstanding voting stock of any other corporation, or as a trustee, fiduciary or other representative of any other person or entity.

(b)
During the Service Period and for a period of eighteen (18) months after termination of employment, Employee will not, directly or indirectly, on its behalf or on behalf of any other person or entity, solicit or induce, or hire, any other employee of Employer or any parent or affiliate to leave his or her employment, or solicit or induce, or contract with, any consultant or independent contractor to sever that person's relationship with Employer.

5

  (c)
  If any court shall determine that the duration of geographical limit of any covenant contained in this Section 10 is unenforceable, it is the intention of the parties that covenant shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only in the jurisdiction of the court that has made such adjudication.

  (d)
  Employee acknowledges and agrees that the covenants contained in Sections 10 and 11 hereof are of the essence in this Agreement, that each of such covenants is reasonable and necessary to protect and preserve the interests, properties, and business of Employer, and that irreparable loss and damage will be suffered by Employer should Employee breach any of such covenants. Employee further represents and acknowledges that he shall not be precluded from gainful engagement in a satisfactory fashion by the enforcement of these provisions.

  (e)
  This Section 11 shall not be effective in the event Employee is terminated by Employer without Cause.

12.
Availability of Injunctive Relief.  Employee acknowledges and agrees that any breach by him of the provisions of Sections 10 or 11 hereof will cause Employer irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that Employer shall be entitled to seek injunctive and/or other equitable relief, on a temporary of permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof, and is secured as an enforcement. Nothing herein shall be construed as a waiver by Employer of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of it.

13.
Survival.  The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

14.
Modification.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject mater, and may be modified only by a written instrument duly executed by each party.

15.
Notices.  Any notice required or permitted hereunder shall be deemed validly given if delivered by had, verified overnight delivery, or by first class, certified mail to the following addresses (or to such other address as the addressee shall notify in writing to the other party):

If to Employee:	Louis Pearlman 7380 Sandlake Road, Suite 350 Orlando, FL, 32819
If to Employer:	Options Talent, Inc. 1701 Park Center Drive Orlando, FL 32835 Att: Mark Tolner, President
16.
Waiver.  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

17.
Binding Effect.  Employer's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The

6

  provisions of this Agreement shall be binding upon the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of Employer, its successors and assigns.

18.
Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

19.
Governing Law: Venue.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to rules governing conflicts of law, with proper venue with respect to all disputes related to this Agreement being Orange County, Florida.

20.
Invalidity.  The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

21.
Attorneys' Fees.  In the event any dispute or litigation arises hereunder between any of the parties hereto, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys' fees and costs incurred before and at any trial or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding.

22.
Arbitration.  Save any equitable relief sought by the Employer, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or otherwise related in any manner to the employment of Employee by Employer, including any dispute or claim that arises under or by virtue of any state or federal law, will be settled by binding arbitration conducted before a single arbitrator selected by the Employer. The site of any such arbitration will be Orlando, Florida, or as otherwise mutually agreed upon by the parties. The arbitration will be conducted in accordance with the rules established by the American Arbitration Association then in force, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party will bear its own costs and expenses, including fees and expenses of counsel, associated with the arbitration. The arbitrator shall not be entitled to award punitive damages to any party.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written:

EMPLOYER:
A Nevada corporation
By:	Its:

EMPLOYEE:
Louis J. Pearlman

7

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made as of the 5th day of September 2002, by and between Options Talent Group of 9000 Sunset Blvd, Penthouse, Los Angeles, California 90069, a Nevada corporation ("Employer"), and GREGORY T. McDONALD ("Employee").

WHEREAS, Employee wishes to be employed by Employer with the duties and responsibilities as hereinafter described, and Employer desires to assure itself of the availability of Employee's services in such capacity.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

1.
Employment.  Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, upon the terms and conditions hereinafter set forth.

2.
Term.  The employment of Employee by Employer pursuant to this Agreement shall be for a five (5) year period commencing as of September 5, 2002 (hereinafter referred to as the "Service Period").

3.
Duties.  Employee shall, subject to overall direction of the Board of Directors (the "Board"), serve as, and have all power and authority inherent in the office of President of Employer and each of its subsidiaries and shall be responsible for those areas in the conduct of the business reasonably assigned to him by the Board of the Company. Employee shall devote such of his business time and efforts to the business of Employer as is necessary to discharge his responsibilities.

4.
Compensation and Other Provisions.  Employee shall be entitled to the compensation and benefits hereinafter described in subparagraphs (a) through (d) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

(a)
Base Salary.  Employer or any subsidiary as Employer may direct, shall pay to Employee a base salary equal to $12,500.00 a month (annualized, $150,000.00) beginning September 5, 2002 and continuing during the Service Period, and it may be increased from time to time, hereinafter referred to as "Base Salary"). The Base Salary and Employee's other compensation will be reviewed by the Board in six months for an increase, at least annually during the Service Period and may be adjusted from time to time as the Board may determine based upon a performance evaluation. Notwithstanding the foregoing, in the event that that Employee has satisfactorily performed its duties, in the discretion of the Board of Directors, and the "Consumer Price Index United States City Average -Urban Wage Earners and Clerical Workers," published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"), shall indicate that as of December 31 of any year of Employee's employment, the average cost of living during the twelve (12) months then ended shall have increased over the average cost of living during the preceding twelve (12) month period, then the Employee's Base Salary shall be increased prospectively by no less than such percentage increase plus three percent (3%), effective on the following yearly anniversary date of this Agreement.

(b)
Participation in Benefit Plans.  During the Service Period, Employee shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established, including, without limitation, all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of Employer or its operating subsidiaries, any premiums for the abovementioned shall be paid by Employer.

(c)
Other Provisions.  Employee shall be entitled to such vacation benefits as is generally received by the officers of the Employer. Employee shall be reimbursed for all reasonable expenses incurred by him with the advance consent of the Employer that are necessary for the performance of his duties, including, but not limited to, all reasonable entertainment and travel expenses.

    (i)
    Bonus Compensation.  Employee shall be entitled to participate under any of Employer's Management Incentive Compensation Plan and or option plans as may be in place, and shall be entitled to receive annual bonuses under such Plan, pursuant to the direction of the Board of Directors.

    (ii)
    Sales Performance Bonus.  Throughout the term of this Agreement, in addition to the Annual Draw, for each and every month that the Employer and or its subsidiaries sell Two Thousand (2,000) enrollments or more from its Orlando, Florida in-house sales group, the Employer shall pay the Employee a sales performance bonus ("Sales Performance Bonus") of Ten Dollars ($10.00) per enrollment for such month or months. For purposes of calculating the total number of enrollments for any given month, in addition to the number of regular individual enrollments, there shall be added to the number of regular individual enrollments, a number equal to the gross amount of sales of cruises and trips for that month divided by Five Hundred (500). For example, if in a particular month the Employer sells 1,500 regular enrollments, and also sells a cruise for two hundred fifty thousand dollars ($250,000), then the Employee will be due a Sales Performance Bonus of Twenty Thousand Dollars ($20,000) for that month.

5.
Severance and Change of Control Provisions.  Upon the occurrence of a Triggering Event (as hereinafter defined), Employee shall be entitled to the immediate receipt of Severance Payments and Benefits (as hereinafter defined) from Employer in accordance with the terms hereinafter set forth:

(a)
Triggering Event.  The occurrence of any of the following events shall be defined as a "Triggering Event" for purposes hereof:

(1)
The involuntary termination of Employee's employment other than for Cause (as hereinafter defined), at any time prior to the expiration of the Service Period;

(2)
The voluntary resignation of Employee for any reason whatsoever within ninety (90) days following a Change of Control; or

(3)
The voluntary resignation of Employee for "good reason", which for purposes hereof is defined as follows; (i) a material demotion, (ii) a reduction in salary, unless such reduction is part of a company wide adjustment of salaries, (iii) the relocation of the principal office of Employer or the relocation of Employee, outside of the greater Orlando, Florida area, (iv) the assignment to Employee of any duties that materially affect the Employee's ability to perform its obligations in respect with Employee's position as contemplated by Section 3 above (v) any material breach by Employer of any of the terms and conditions of this Agreement, which remains uncured following thirty (30) days after written notice of such alleged Cause by the Employee.

(b)
Change of Control.  For purposes of this agreement, the term "Change of Control" shall mean the occurrence of any of the following events:

(1)
Fifty percent (50%) or more of Employer's voting stock shall be acquired by any person, entity or affiliated group;

(2)
Fifty percent (50%) or more of the voting stock of Trans Continental Talent, Inc. f/k/a Options Talent, Inc., a Delaware corporation and wholly-owned subsidiary of Employer ("TCTI"), shall be acquired by any person, entity or affiliated group

2

    (3)
    A change to the majority control of Employer's board of directors that is part of a transaction involving the transfer of 30% or more of the Employer's voting stock to an unrelated third Party;

    (4)
    Any merger, consolidation or business combination, pursuant to which Employer is not the surviving corporation or fifty percent (50%) or more of Employer's voting stock shall be owned or controlled by any new unrelated person or entity;

    (5)
    A liquidation or dissolution of Employer or TCTI; or

    (6)
    The sale of all or substantially all of Employer's or TCTI's business or assets to an unrelated person or entity.

  (c)
  Severance Payments and Benefits.  For purposes of this Agreement, the term "Severance Payments and Benefits" shall mean;

  (1)
  Employee shall receive a lump sum payment equal to: two (2) multiplied by the sum of the Employee's highest Base salary plus the highest bonus in incentive payments received by Employee in respect of any year within the three (3) year period preceding the Triggering Event (or the annualized sum of Employee's Base Salary plus the maximum amount of bonuses and incentives which Employee could have been entitled during the year in which the Triggering Event occurred);

  (2)
  All stock options, warrants and other stock appreciation rights shall immediately vest, and any conditions applicable to contingently issuable options, warrants or other stock appreciation rights shall be waived by Employer;

  (3)
  All benefits applicable to Employee as described in Sections 4(a) and (b) of the Agreement shall continue for a period of one (1) year following the Triggering Event or through the expiration of the Service Period (as if the Triggering Event had not occurred), whichever is later;

  (4)
  Severance Payments and Benefits will not be subject to mitigation in any respect; and

  (5)
  The non-competition and non-solicitation periods described in Section 10 of the Agreement shall be reduced from eighteen (18) months to twelve (12) months.

6.
Termination.  Employee's employment hereunder shall terminate as a result of any of the following events;

(a)
Employee's death;

(b)
Employee shall be unable to perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period ("Disability");

(c)
Termination by Employee other than as set forth in Section 5 (a), (b) or (d) herein; or

(d)
For Cause. "Cause" shall be defined as (i) any defalcation or misappropriation of funds or property of the Employer or any affiliate by Employee or the commission of any dishonest or deceitful act in the course of his employment with Employer; (ii) Employee's indictment of a misdemeanor considered to be detrimental to the Employers image or that compromises the ability of Employee to perform his duties or felony or of any crime involving moral turpitude; (iii) the engaging by Employee in personal illegal conduct which, in the reasonable judgment of the Employer, places Employee and the Employer or any affiliate, by association with Employee, in disrepute; (iv) refusal of Employee to perform his duties and responsibilities, persistent neglect of duty or chronic absenteeism, which remains uncured following thirty (30) days after written notice of such alleged Cause by the Employer; (v) any material breach

3

    by Employee of the terms and conditions of this Agreement, which remains uncured following thirty (30) days after written notice of such alleged Cause by the Employer; or (vi) any attempt to obtain a personal profit from any transaction in which employee has an interest adverse to the Employer unless such adverse interest and the potential profit is disclosed in writing to the Board of Directors in advance of such transaction and approved by the Board of Directors.

  (e)
  Any termination pursuant to subparagraph (b), (c) or (d) of this Section shall be communicated by a written notice ("Notice of Termination"), such notice to set forth with specificity the grounds for termination if the result of "Cause" (which grounds will not be deemed exclusive of all other grounds that may have been known to Employer, or which Employer may thereafter become aware of). Employee's employment under this Agreement shall be deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subparagraph (a) above, on the date of his death; (ii) if Employee's employment is terminated pursuant to subparagraph (c) above, fifteen (15) days after the date on which a Notice of Termination is given. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination".

7.
Payments on Termination.  In the event that Employee's employment is terminated pursuant to section 6 above, Employer shall pay to Employee his full Base Salary through the Date of Termination together with all benefits and other compensation, if any, due and owing as of that date.

8.
Life Insurance.  If requested by Employer, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable Employer to obtain life insurance on the life of Employee for the benefit of Employer.

9.
Representations and Warranties.  Employee hereby represents and warrants to the Employer that (i) the execution, delivery and performance of the Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, (ii) Employee is not a party to or bound by any Employment Agreement, Noncompete Agreement or Confidentiality Agreement with any other person or entity which in any way may restrict, impair or limit the performance of his duties hereunder, (iii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms, and (iv) that Employee has all of the requisite skills and knowledge to perform all of the duties imposed or contemplated by this Agreement.

10.
Disclosure and Protection of Confidential Information.
(a)
For purposes of the Agreement "Confidential Information" means knowledge, information and material which is proprietary to Employer, of which Employee may obtain knowledge or access through or as a result of his employment by Employer (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents, and experimental and development work techniques, an d(ii) marketing and other information such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licenses or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as confidential, whether or not owned or developed by

4

    Employer. Notwithstanding the foregoing, any information which is or becomes available to the general public otherwise than by breach of this Section 9 shall not constitute Confidential Information for purposes of the Agreement.

  (b)
  During the term of this Agreement and thereafter, Employee agrees, to hold in confidence all Confidential Information and not to use such information for Employee's own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose, except in the course of Employee's work for Employer.

  (c)
  Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by Employer for the protection of Confidential Information, and will inform Employer of any defects in, or improvements that could be made to, such rules and regulations.

  (d)
  Employee will notify Employer in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.

  (e)
  Upon termination of employment, Employee will deliver to Employer any and all records and tangible property that contain Confidential Information that are in his possession or under his control.

11.
Covenant Not To Compete.
(a)
In consideration for Employer entering into this Agreement, save for the current activities of the other businesses that Employee is at the date of this Agreement involved in as a result of his relationship and positions with various of the Trans Continental and Pearlman Group's of companies, Employee covenants and agrees that during the Service Period and for the eighteen (18) months period thereafter, Employee will, neither individually nor on behalf of any other person or entity, without the express prior written consent of Employer, directly or indirectly, provide to any person or entity any services that are the same or similar to the services Employee provided to Employer in respect to any business activities of such other person or entity which compete with the Internet driven casting, modeling and athletic services business of Employer. Because the Employer's business is international in scope, Employee acknowledges and agrees that the above restrictions shall apply to prevent Employee from providing the prohibited services to any person or entity, wherever located, if the competing business is conducted in any country in which Employer conducts, or, at the time of termination, reasonably expected to conduct, business. Upon the termination of Employee, the business of the Employer is deemed to include all business activities of the Employer (and any parent or subsidiary of Employer) that Employer (and any parent or subsidiary of Employer) engaged in during the one year period prior to the date of termination and all business activities that the Employer had made substantial plans to engage in. Employee will undertake no activities that may lead Employee to compete with or to acquire rival, conflicting or antagonistic interests to those of Employer with respect to the business of Employer, whether alone, as a partner, or as an officer, director, employee, independent contractor, consultant or shareholder holding 15% or more of the outstanding voting stock of any other corporation, or as a trustee, fiduciary or other representative of any other person or entity.

(b)
During the Service Period and for a period of eighteen (18) months after termination of employment, Employee will not, directly or indirectly, on its behalf or on behalf of any other person or entity, solicit or induce, or hire, any other employee of Employer or any parent or affiliate to leave his or her employment, or solicit or induce, or contract with, any consultant or independent contractor to sever that person's relationship with Employer.

5

  (c)
  If any court shall determine that the duration of geographical limit of any covenant contained in this Section 10 is unenforceable, it is the intention of the parties that covenant shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only in the jurisdiction of the court that has made such adjudication.

  (d)
  Employee acknowledges and agrees that the covenants contained in Sections 10 and 11 hereof are of the essence in this Agreement, that each of such covenants is reasonable and necessary to protect and preserve the interests, properties, and business of Employer, and that irreparable loss and damage will be suffered by Employer should Employee breach any of such covenants. Employee further represents and acknowledges that he shall not be precluded from gainful engagement in a satisfactory fashion by the enforcement of these provisions.

  (e)
  This Section 11 shall not be effective in the event Employee is terminated by Employer without Cause.

12.
Availability of Injunctive Relief.  Employee acknowledges and agrees that any breach by him of the provisions of Sections 10 or 11 hereof will cause Employer irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that Employer shall be entitled to seek injunctive and/or other equitable relief, on a temporary of permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof, and is secured as an enforcement. Nothing herein shall be construed as a waiver by Employer of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of it.

13.
Survival.  The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

14.
Modification.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject mater, and may be modified only by a written instrument duly executed by each party.

15.
Notices.  Any notice required or permitted hereunder shall be deemed validly given if delivered by had, verified overnight delivery, or by first class, certified mail to the following addresses (or to such other address as the addressee shall notify in writing to the other party):

If to Employee:	Gregory McDonald 7380 Sandlake Road, Suite 350 Orlando, FL, 32819
If to Employer:	Options Talent, Inc. 1701 Park Center Drive Orlando, FL 32835 Att: Mark Tolner, President
16.
Waiver.  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

17.
Binding Effect.  Employer's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The

6

  provisions of this Agreement shall be binding upon the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of Employer, its successors and assigns.

18.
Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

19.
Governing Law: Venue.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to rules governing conflicts of law, with proper venue with respect to all disputes related to this Agreement being Orange County, Florida.

20.
Invalidity.  The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

21.
Attorneys' Fees.  In the event any dispute or litigation arises hereunder between any of the parties hereto, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys' fees and costs incurred before and at any trial or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding.

22.
Arbitration.  Save any equitable relief sought by the Employer, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or otherwise related in any manner to the employment of Employee by Employer, including any dispute or claim that arises under or by virtue of any state or federal law, will be settled by binding arbitration conducted before a single arbitrator selected by the Employer. The site of any such arbitration will be Orlando, Florida, or as otherwise mutually agreed upon by the parties. The arbitration will be conducted in accordance with the rules established by the American Arbitration Association then in force, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party will bear its own costs and expenses, including fees and expenses of counsel, associated with the arbitration. The arbitrator shall not be entitled to award punitive damages to any party.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written:

EMPLOYER:
A Nevada corporation
By:	Its:

EMPLOYEE:
Gregory T. McDonald

7

LOCK-UP AND ESCROW AGREEMENT

        THIS LOCK-UP AND ESCROW AGREEMENT, dated as of September 5, 2002 (this "Escrow Agreement"), by and among the persons and entities listed under the captions "Series C Holders" and "Stockholders" on the signature pages hereto and Mark R. Tolner and Cynthia D. Klein (the foregoing parties, collectively, the "Shareholder Parties" and each a "Shareholder Party"), Options Talent Group, a Nevada corporation ("OTG"), and Jeffrey Kranzdorf, as Escrow Agent (the "Escrow Agent"). For purposes of this Escrow Agreement, Mark R. Tolner and Cynthia D. Klein shall be considered together as one Shareholder Party.

Recitals

        WHEREAS, OTG, the Shareholder Parties and certain other parties have entered into that certain Agreement and Plan of Merger, dated as of September 5, 2002 (the "Merger Agreement");

        WHEREAS, immediately following the Closing (as defined in the Merger Agreement) of the Merger Agreement, the Shareholder Parties shall beneficially own the number of shares of common stock, par value $0.001 per share, of OTG (the "Common Stock") and shares of Series C Convertible Preferred Stock, par value $0.001 per share, of OTG (including the Common Stock issuable upon conversion thereof, the "Series C Preferred") set forth opposite such Shareholder Party's name on Schedule A attached hereto, and thereafter Louis J. Pearlman and Gregory T. McDonald (together the "Stockholders" and each a "Stockholder") shall receive additional shares of Common Stock upon the Additional Share Distribution Date (as defined in the Merger Agreement) and the Shareholder Parties may from time to time acquire additional securities of OTG (such shares of Common Stock, Series C Preferred and other securities of OTG beneficially owned or to be beneficially owned by the Stockholder Parties, the "Shares"); and

        WHEREAS, the Shareholders Parties desire to provide for restrictions on the transferability of their Shares;

        WHEREAS, the Jefferson Trust, Morgan Trust, Paramount Trust, Mohamed Hadid and Richard J. Walk (collectively the "Series C Holders" and each a "Series C Holder") and Stockholders desire that the Series C Holders have the ability to maintain their pro rata ownership in OTG as compared to the Stockholders' ownership in OTG; and

        WHEREAS, OTG and the Shareholder Parties desire to secure the services of the Escrow Agent, and the Escrow Agent is willing to provide such services, pursuant to the terms and conditions of this Escrow Agreement.

        NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

SECTION 1

APPOINTMENT OF ESCROW AGENT;
RESIGNATION AND SUCCESSOR

        1.1    Appointment of Escrow Agent.  The Escrow Agent is hereby appointed, and accepts its appointment and designation as, Escrow Agent pursuant to the terms and conditions of this Escrow Agreement.

        1.2    Resignation of Escrow Agent; Appointment of Successor.  The Escrow Agent acting at any time hereunder may resign at any time by giving at least 30 days' prior written notice of resignation to OTG and the Shareholder Parties, such resignation to be effective on the date specified in such notice. Upon receipt of such notice, OTG and the Shareholder Parties shall, unless they otherwise agree, appoint a bank or trust company as successor Escrow Agent, by a written instrument delivered to such Escrow Agent, OTG and the Shareholder Parties, whereupon such successor Escrow Agent shall succeed to all the rights and obligations of the retiring Escrow Agent as of the effective date of resignation as if originally named herein. Upon such assignment of this Escrow Agreement, the retiring

Escrow Agent shall duly transfer and deliver the Escrow Deposit (as defined below) at the time held by the retiring Escrow Agent, provided that, if no successor Escrow Agent shall, have been appointed on the effective date of resignation of the resigning Escrow Agent hereunder, the resigning Escrow Agent may deliver the Escrow Deposit into a court of competent jurisdiction.

        1.3    Authorized Representative.    OTG and the Shareholder Parties shall each execute and deliver to the Escrow Agent a certificate of incumbency substantially in the form of Exhibit A hereto for the purpose of establishing the identity of the representative of OTG and each such Shareholder Party entitled to issue instructions or directions to the Escrow Agent on behalf of each such party. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by the appropriate party. Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Escrow Agent.

SECTION II

ESCROW ARRANGEMENTS

        2.1    Delivery of the Escrowed Shares; etc.

          a.    Within seven (7) days following the Closing Date (as defined in the Merger Agreement), (i) OTG shall deliver or cause to be delivered to the Escrow Agent stock certificates representing the Common Stock to be issued to the Stockholders pursuant to the Merger Agreement on the Closing Date in the aggregate amount of 116,280,000 and (ii) each Series C Holder shall deliver or cause to be delivered to the Escrow Agent the stock certificates representing the shares of Series C Preferred and Common Stock beneficially owned by each of them, respectively, as set forth on Schedule A, and on or prior to the 5th business day following the Additional Share Distribution Date (as defined in the Merger Agreement), OTG shall deliver or cause to be delivered to the Escrow Agent stock certificates representing the shares of Common Stock to be issued to the Stockholders pursuant to Section 2.7.3(ii) of the Merger Agreement (collectively, the "Escrowed Shares" and each an "Escrowed Share"). Schedule A shall be amended upon any changes to the number of Escrowed Shares pursuant to this Escrow Agreement.

          b.    The Escrow Agent shall hold the Escrow Deposit in its office safe located at 18410 St. Moritz Drive, Tarzana, California 91356, or, in the event of cash proceeds, in a segregated bank account for client accounts (the "Escrow Accounts") for the benefit of the Shareholder Parties.

        2.2    Right to Vote the Escrowed Shares.    Except as otherwise provided in the Merger Agreement, each of the Shareholder Parties shall have the right to direct the Escrow Agent in a writing signed by such Shareholder Party to exercise the voting rights pertaining to such portion of the Escrowed Shares that remain in the Escrow Accounts and are registered in the name of such Shareholder Party. The Escrow Agent shall comply with any such directions.

        2.3    Release of Escrowed Shares.    The Escrowed Shares shall be distributed as follows:

          a.    upon the written instruction of the Shareholder Parties to the Escrow Agent owning at least 85% of the Escrowed Shares, the Escrow Agent shall distribute the respective portions of the Escrowed Shares to the respective Shareholder Parties, or deliver such Escrowed Shares to a successor Escrow Agent as instructed in such written notice; or

          b.    with respect to any or all of the Escrowed Shares of a specific Shareholder Party, upon the written instruction of such Shareholder Party (a "Rule 144 Selling Shareholder Party") that any such shares have been sold pursuant to Rule 144 (as defined in Section 3.1 below) (such shares as sold pursuant to Rule 144, the "Rule 144 Shares") accompanied by the written certification of OTG that it has received an opinion of legal counsel as provided in Section 3.1, the Escrow Agent

2

  shall deliver such Rule 144 Shares so sold as the Rule 144 Selling Shareholder Party shall direct in its written instruction; provided, however, that the Shareholder Parties agree hereby that:

            (i)    the proceeds of any such sale by a Rule 144 Selling Shareholder Party pursuant to Rule 144 ("Rule 144 Proceeds") shall be shared among the Shareholder Parties pro rata according to their respective amounts of Escrowed Shares, where such pro rata amounts shall be determined as if all shares of Series C Preferred shall have been converted to Common Stock and the Rule 144 Shares had not been sold;

            (ii)  the Rule 144 Proceeds shall be distributed by the Rule 144 Selling Shareholder Party to the Shareholder Parties within 5 business days of the receipt of such proceeds by the Rule 144 Selling Shareholder Party; and

            (iii)  within 5 business days following the receipt by the Shareholder Parties (excluding the Rule 144 Selling Shareholder Party, the "Other Shareholder Parties") of their portion of the Rule 144 Proceeds, the Other Shareholder Parties each shall, or shall cause, the Transfer to the Rule 144 Selling Shareholder Party of that amount of such Other Shareholder Party's Escrowed Shares equal to their pro rata portion of the Rule 144 Shares, where such pro rata portion shall be as determined in Section 2.3(b)(i) above.

SECTION III

RESTRICTIONS ON TRANSFER

        3.1    Except as otherwise provided herein, for so long as an Escrowed Share shall be deposited with the Escrow Agent, the Shareholder Party owning (directly or indirectly) such Escrowed Share shall not Transfer such Escrowed Share; and any such Transfer so attempted shall be void and of no effect and OTG shall not recognize the transferee thereof as a stockholder of OTG with respect to such Escrowed Share. The term "Transfer" means any sale, assignment, bequest, donation, pledge, encumbrance, or other transfer. Notwithstanding the foregoing, any Escrowed Share that may be sold in compliance with Rule 144 of the Securities Act of 1933, as amended ("Rule 144"), may be so sold pursuant to and in compliance with Rule 144, provided, OTG receives a legal opinion to such effect reasonably acceptable to OTG.

SECTION IV

ESCROW AGENT

        4.1    Fees.    The Escrow Agent shall be entitled to compensation for its services hereunder as per Exhibit B attached hereto, which is made a part hereof. The fees referred to in the foregoing sentence shall be paid equally by the Shareholder Parties.

        4.2    Responsibilities of Escrow Agent.    The Escrow Agent's acceptance of its duties under this Escrow Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to its rights, duties, liabilities and immunities:

    a.
    Except as to its due execution and delivery of this Escrow Agreement, it makes no representation and has no responsibility as to the validity of this Escrow Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance of any obligation under the Agreement;

    b.
    The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and what it purports to be;

3

    c.
    The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taker or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except its own gross negligence or willful misconduct;

    d.
    The Escrow Agent may consult with competent and responsible legal counsel selected by it, and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel;

    e.
    The Shareholder Parties shall reimburse the Escrow Agent for all expenses incurred by it in connection with its duties hereunder (other than taxes imposed in respect of the receipt of fees by the Escrow Agent pursuant to Section 4.1). The Shareholder Parties agree to jointly and severally indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns (collectively, the "Indemnified Parties') harmless from and against any and all losses, claims, damages, liabilities and expenses (collectively, "Damages"), including without limitation, reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder or the performance of its duties hereunder. Such indemnity includes, without limitation, Damages incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Escrow Agreement or involving the subject matter hereof. The indemnification provisions contained in this paragraph are in addition to any other rights any of the Indemnified Parties may have by law or otherwise and shall survive the termination of this Escrow Agreement or the resignation or removal of the Escrow Agent. Notwithstanding any provision to the contrary in this Escrow Agreement, the Shareholder Parties shall have no liability to the Indemnified Parties with respect to any Damages that result, directly or indirectly, from the gross negligence or willful misconduct of the Escrow Agent;

    f.
    The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, and it shall not be bound by any modification of this Escrow Agreement unless in writing and signed by all parties hereto or their respective successors in interest;

    g.
    The Escrow. Agent shall have no responsibility in respect of the validity or sufficiency of this Escrow Agreement or of the terms hereof. The recitals of facts in this Escrow Agreement shall be taken as the statements of OTG and the Shareholder Parties and the Escrow Agent assumes no responsibility for the correctness of the same. The Escrow Agent shall be under no obligation or duty to perform any act which would involve it in an expense or liability or to institute or defend any suit in respect of this Escrow Agreement or to advance any of its own monies unless properly indemnified;

    h.
    The Escrow Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties. Whenever the Escrow Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under this Escrow Agreement, such matter may be deemed conclusively proved and established by a certificate signed by OTG and the Shareholder Parties, and such certificate shall be full warranty for any action taken or suffered in good faith under the provisions of this Escrow Agreement; and

    i.
    The Escrow Agent does not have any interest in the Escrowed Shares but is serving as escrow agent only and having only possession thereof. This Section 4.2(i) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

4

SECTION V

CERTAIN ANTI-DILUTION RIGHTS

        In the event any or all of the Stockholders and/or any of their respective Affiliates (as defined in the Merger Agreement) purchase or otherwise acquire from OTG shares of any security of OTG (such securities the "OTG Securities") (all such Stockholders and such Affiliates, the "Purchasing Stockholders") after the date hereof (excluding the shares to be issued to the Stockholders on the Additional Share Distribution Date), the Purchasing Stockholders shall promptly after consummation of such purchase or acquisition transfer their pro rata portion of such OTG Securities to the Series C Holders such that the Series C Holders and the Purchasing Stockholders maintain their proportional ownership of the securities of OTG that each such party had immediately prior to such purchase. In the event that the transfer from the Purchasing Stockholders to the Series C Holders set forth in the preceding sentence would not allow OTG to properly rely on an exemption from the registration requirements of the federal securities laws and applicable state blue sky laws for such issuance and/or sale by OTG contemplated in the preceding sentence, the Purchasing Stockholders and Series C Holders shall cooperate in good faith to obtain the same result by other means that would allow OTG to so issue and/or sell the OTG Securities under exemptions from such registration requirements.

SECTION VI

MISCELLANEOUS

        6.1    Amendment and Termination.    This Escrow Agreement may be amended or terminated by the written agreement of the parties hereto, or shall terminate automatically at such time as all Escrowed Shares and funds from the Escrow Account have been paid or distributed in accordance with the terms of this Escrow Agreement and the Escrow Agent has received all fees as described in Section 4.1 hereto. Notwithstanding the foregoing, all provisions concerning the indemnification of the Escrow Agent shall survive any termination of this Escrow Agreement.

        6.2    Notices.    All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by next-day or overnight mail or delivery (c) sent by certified or registered mail, postage pre-paid, return receipt requested, or (d) sent by fax, to the address of the parties hereto as set forth on the signature pages hereof or to such other person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

        6.3    Governing Law.    This Escrow Agreement shall be construed, performed and enforced in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely in Florida.

        6.4    Miscellaneous.    This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The headings in this Escrow Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Escrow Agreement may be executed in several counterparts, each of which is an original but all of which together shall constitute one instrument.

[Signatures follow]

5

        IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Lock-up and Escrow Agreement as of the day and year first above written,

ESCROW AGENT:
JEFFREY KRANZDORF
By:

Name:

Title:

With a copy to:	Address:

OTG:
OPTIONS TALENT GROUP
By:

Name:

Title:

With a copy to:	Address:

[Signatures continue]

[Signature Page to Lock-up and Escrow Agreement]

Mark R. Tolner and Cynthia D. Klein
With a copy to:	Address:

STOCKHOLDERS:

Louis J. Pearlman
With a copy to:	Address:

Gregory T. McDonald
With a copy to:	Address:

[Signatures continue]

[Signature Page to Lock-up and Escrow Agreement]

SERIES C HOLDERS:
THE JEFFERSON TRUST
By:

Name:

Title:

With a copy to:	Address:

THE PARAMOUNT TRUST
By:

Name:

Title:

With a copy to:	Address:

[Signatures continue]

[Signature Page to Lock-up and Escrow Agreement]

SERIES C HOLDERS (Continued):
THE MORGAN TRUST
By:

Name:

Title:

With a copy to:	Address:

Mohamed Hadid
With a copy to:	Address:

Richard J. Walk
With a copy to:	Address:

[Signature Page to Lock-up and Escrow Agreement]

EXHIBIT A

CERTIFICATE OF INCUMBENCY

        The undersigned,                         , of                         , hereby certifies that the following named agents are duly appointed, qualified and acting in the capacity set forth opposite his/her name, and the following signature is the true and genuine signature of said officer.

Name	Title	Signature

        IN WITNESS WHEREOF,                          has caused this Certificate of Incumbency to be executed by its agents duly authorized this              day of             , 2002.

[Name of Party]

By:

Name:

Title:

EXHIBIT B

Escrow Agent Fee Schedule

Schedule A

	Shareholder Party	Shares
1	Louis J. Pearlman	58,140,000 shares of Common Stock and such number of shares of Common Stock to be issued upon the Additional Share Distribution Date
2	Gregory T. McDonald	58,140,000 shares of Common Stock and such number of shares of Common Stock to be issued upon the Additional Share Distribution Date
3	The Jefferson Trust	5,378,788 shares of Common Stock 1,060,606 shares of Series C Preferred
4	The Paramount Trust	5,378,788 shares of Common Stock 1,060,606 shares of Series C Preferred
5	The Morgan Trust	5,378,788 shares of Common Stock 1,060,606 shares of Series C Preferred
6	Mohamed Hadid	7,250,000 shares of Common Stock 1,500,000 shares of Series C Preferred
7	Richard J. Walk	1,613,636 shares of Common Stock 318,182 shares of Series C Preferred
8	Mark R. Tolner / Cynthia D. Klein	4,150,000 shares of Common Stock

September 5, 2002

Madison Consulting Company
General Services Corp.
Corporate Media Services, Inc.
Mark R. Tolner
Louis J. Pearlman
Gregory T. McDonald

  Re:
  Certain Payments to the Addressees Pursuant to Certain Consulting Agreements and Employment Agreements

Ladies and Gentlemen:

        Reference is made to those certain consulting agreements and employment agreement, as amended, set forth on Attachment A hereto (collectively, the "Agreements"), as well as that certain Agreement and Plan of Merger among the addressees hereof (excluding Mr. Tolner), Options Talent Group, a Nevada corporation (the "Company"), Trans Continental Classics, Inc., a Nevada corporation and the other parties named therein, dated as of September 5, 2002 (the "Merger Agreement"). The Agreements provide that the Company pay the addressees hereof certain amounts defined in the Agreements, respectively, as the "Sales Performance Bonus."

        Pursuant to the terms of the Merger Agreement, the parties hereto have determined that it is in the best interests of the Company, and, notwithstanding anything in the Agreements to the contrary, hereby agree as follows:

1.
Upon the written consent of at least 4 of the 6 addressees hereof, all Sales Performance Bonus under the Agreements payable with respect to a specific month may be permanently waived (not deferred); provided, however, that such consent shall contain the good faith determination by such addressees that the financial condition of the Company would be materially adversely impacted by the payment of such monthly Sales Performance Bonus; and provided further, however, that such written consent shall have been delivered to the Company and any addressee hereof not a party to such consent within 10 calendar days after the end of the month in question.

2.
Any 5 of the 6 addressees hereof may bind all of the addressees with respect to any buy-out by the Company of all or a portion of any expected future Sales Performance Bonus under the Agreements; provided that in the event that less than all of such future Sales Performance Bonus are to be bought-out that all addressees participate on a pro rata basis.

        This Letter Agreement shall be deemed to be an amendment to each of the Agreements. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions. This Letter Agreement may only be amended by a written instrument signed by all parties hereto. The Letter Agreement may be executed in counterparts and by facsimile.

        If the foregoing accurately reflects our agreement with respect to the matters addressed above, please so indicate by signing below, dating and returning a copy of this letter to Anthony Ruben at Options Talent Group, 1701 Park Center Drive, Orlando, Florida, 32835, at your earliest convenience.

[Signatures follow]

Very truly yours,
OPTION TALENT GROUP
By:
Anthony Ruben Chief Operating Officer and Acting Chief Financial Officer
Accepted and agreed to this 5th day of September, 2002.
WITNESSES:	MADISON CONSULTING COMPANY
By:

Name:

Its:

GENERAL SERVICES CORP.
By:

Name:

Its:

CORPORATE MEDIA SERVICES, INC.
By:

Name:

Its:

Mark R. Tolner

Louis J. Pearlman

Gregory T. McDonald

[Signature page to Letter Agreement]

TRADEMARK SUB-LICENSE AGREEMENT

        AGREEMENT made this 5th day of, September 2002 between TRANS CONTINENTAL CLASSICS, INC., a Nevada corporation having its principal place of business at 7380 Sand Lake Road, Suite #350, Orlando, Florida 32819 (Sub-Licensor) and OPTIONS TALENT GROUP, a Nevada corporation having its principal place of business at 9000 Sunset Boulevard, Penthouse, Los Angeles, CA 90069 (Sub-Licensee).

WITNESSETH:

        WHEREAS, Sub-Licensor is, for purposes hereof, the exclusive licensee and authorized representative of Trans Continental Records, Inc. ("TCR"), the owner of the TRANS CONTINENTAL name and mark for entertainment, media and related products and services and the owner of United States Trademark Application (Serial No. 75564403) for goods and services in class 009 (pre-recorded compact discs audio cassettes, and video cassettes featuring music) and class 041 (music recording and production; music publishing and transcription services for others). TRC and/or Sub-Licensor will also apply for at least a United States Trademark for the TRANS CONTINENTAL name and mark for goods and services in class 035 (Modeling Agencies; Modeling for advertisements or sales promotion) (hereinafter "the Modeling Trademark Application"). Collectively the TRANS CONTINENTAL name and mark and all current and future trademark applications and resulting trademarks stemming there from will hereinafter be referred to as the "TRANS CONTINENTAL trademarks" and Sub-Licensor has been expressly authorized by TCR to grant a sub-license to the TRANS CONTINENTAL trademarks and to enter into this Sub-License Agreement (sometimes referred to herein as "the or this Agreement");

        WHEREAS, Sub-Licensee desires to acquire and Sub-Licensor is willing to grant to Sub-Licensee a sub-license to use the TRANS CONTINENTAL trademarks on and in connection with Sub-Licensee's goods, related services and facilities pertaining to Sub-Licensee's authorized, franchised, licensed and/or owned and operated business(es) or establishments specializing in recruiting and promoting individual photography, musicians, vocalists and fashion models primarily through the Internet (the "Licensed Goods & Services") on the following terms and conditions;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.    Grant of Rights

        Sub-Licensor hereby grants to Sub-Licensee, subject to the following terms and conditions, a royalty free, non-exclusive sub-license to use the TRANS CONTINENTAL trademarks within the United States of America its territories and possessions and on the Internet and/or the so-called "worldwide web" wherever located) on and in connection with the Licensed Goods & Services except that such sub-license shall be an exclusive sub-license with respect to use of the TRANS CONTINENTAL trademarks for all modeling and modeling related activities

2.    Term

        This Agreement shall commence on the date of its execution by the parties hereto and shall continue until terminated pursuant to the provisions herein.

3.    Quality Control

        Sub-Licensee agrees that all Licensed Goods & Services sold under the TRANS CONTINENTAL trademarks shall be of a quality equal to or higher than the products, goods, services and facilities it presently sells under any other trademark. To ensure that Sub-Licensee maintains such quality

1

standards, Sub-Licensee shall, prior to the effective date of this Agreement and on or about January 1, April 1, June 30 and October 1 of each calendar year during which this Agreement is in effect, send a sample to Sub-Licensor of each Licensed Good and/or Service (including promotional, advertising, marketing and publicity materials to which Sub-Licensee proposes to apply the Mark) then being sold or then proposed to be sold under the TRANS CONTINENTAL trademarks, along with all packaging and any advertising or promotional materials therefore. Sub-Licensor shall have the right at any time and from time to time to inspect, at Sub-Licensee's premises, any products, goods, services or facilities on or in connection with which Sub-Licensee uses (or then proposes to use) the TRANS CONTINENTAL trademarks.

4.    Designation of Trademark

        Other than the Sub-Licensee corporate name and the TRANS CONTINENTAL trademarks, no other trademark or trade name of any kind shall appear on and in connection with the Licensed Goods & Services or any packaging therefore, manufactured, offered for sale, sold, advertised or distributed pursuant to this Agreement. Sub-Licensee agrees to use such trademark notice or legends, as Sub-Licensor shall request on all Licensed Goods & Services and packaging provided such requests are commercially reasonable.

5.    Ownership of the Trademarks; Authority to Enter Into This Agreement

        Sub-Licensee acknowledges and Sub-Licensor represents that Sub-Licensor is exclusively authorized by TCR, the owner of all right, title and interest in and to the TRANS CONTINENTAL trademarks, including without limitation Trademark Application Serial No. 75564403, to enter into this specific Agreement. Sub-Licensee acknowledges and Sub-Licensor represents that TRC and/or Sub-Licensor will also apply for the Modeling Trademark Application and will execute all necessary documents to prefect the license rights granted under this Agreement to said Modeling Trademark Application and/or any resultant registered trademarks. Sub-Licensee further acknowledges that its use of the TRANS CONTINENTAL trademarks creates in Sub-Licensee no rights in said mark and that all use of the TRANS CONTINENTAL trademarks by Sub-Licensee inures to the benefit of Sub-Licensor. Sub-Licensee shall not challenge or, directly or indirectly, assert any right, title or interest in or to the TRANS CONTINENTAL trademarks or any application for registration or registration thereof or any mark, which is similar to or potentially confusing with the TRANS CONTINENTAL trademarks. At the request of Sub-Licensor, Sub-Licensee shall execute and deliver all documents which Sub-Licensor deems necessary or appropriate to maintain any registration Sub-Licensor has or may obtain of the TRANS CONTINENTAL trademarks, or to facilitate the making or granting of an application for registration of said mark including any assistance in conjunction with the Modeling Trademark Application. Sub-Licensor is not now and during the term of this Agreement shall not be a party to or bound by any contract or agreement of any kind which will interfere in any manner with the complete execution of the terms of the present Agreement.

6.    Enforcement

        Sub-Licensee agrees to inform Sub-Licensor promptly in writing of (a) any infringement or instance of unfair competition of which Sub-Licensee may become aware involving the TRANS CONTINENTAL trademarks, (b) any challenge to Sub-Licensee's use of the TRANS CONTINENTAL trademarks, and (c) any claim of which Sub-Licensee may become aware by any person to any right in the TRANS CONTINENTAL trademarks, in which case Sub-Licensor shall have the sole discretion to take such action as it deems appropriate provided such actions are commercially reasonable and are intended to retain the license rights granted under this Agreement. Sub-Licensee shall assist and cooperate with Sub-Licensor at Sub-Licensor's sole expense by, among other things, furnishing such

2

documentary evidence and oral testimony relating to Sub-Licensee's use of the TRANS CONTINENTAL trademarks as Sub-Licensor may request.

7.    Compliance with Laws

        Sub-Licensee shall comply with all governmental laws, regulations, decrees and their equivalent pertaining to the manufacturing, offering for sale, sale, advertising and distribution of the Licensed Goods pursuant to this Agreement.

8.    Indemnification

        Sub-Licensee agrees to indemnify Sub-Licensor and hold it harmless against all actions, claims, costs, damages or expenses which may be brought against or made against or incurred by Sub-Licensor as a result of or in any way connected with any acts, whether of omission or commission, that may be committed by Sub-Licensee or any of its servants, agents or employees in connection with Sub-Licensee's performance under this Agreement or in connection with Sub- Licensee's manufacturing, sale, offering for sale, advertising, marketing, publicizing or distribution of the Licensed Goods & Services under the TRANS CONTINENTAL trademarks.

        Sub-Licensor agree to indemnify Sub-Licensee and hold it harmless against all actions, claims, costs, damages or expenses which may be brought against or made against or incurred by Sub-Licensee as a result of or in any way connected with any acts, whether of omission or commission, that may be committed by Sub-Licensor or any of its servants, agents or employees in connection with Sub-Licensor's performance under this Agreement or in connection with any infringement actions or claims based upon the TRANS CONTINENTAL trademarks.

9.    Termination

        This Agreement and all rights granted herein shall terminate upon written notice from Sub-Licensor to Sub-Licensee in the event that:

        a.    Sub-Licensee breaches any of the provisions of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of such breach from Sub-Licensor;

        b.    Sub-Licensee discontinues the manufacture and sale of goods, the rendition of services and/or the provision of facilities bearing the TRANS CONTINENTAL trademarks for any period of three (3) consecutive months after the commencement of the term of this Agreement;

        c.    Sub-Licensee becomes insolvent after execution of this Agreement and remains insolvent for a period of nine (9) months.

        Upon termination of this Agreement pursuant to this paragraph, all rights and privileges of Sub-Licensee hereunder shall terminate, and Sub-Licensee shall not thereafter make any use whatsoever of the TRANS CONTINENTAL trademarks or any colorable imitation, variation or permutation thereof.

10.  Assignments and Sub-License

        Sub-Licensee shall not assign, transfer or sub-license the sub-license that is the subject of this Agreement without the prior written consent of Sub-Licensor except that such prior written consent is not required in instances of Sub-Licensee name changes or corporate restructuring of Sub-Licensee. Sub-Licensor may assign this Agreement or any rights under the Agreement without the consent of Sub-Licensee provided such assignee agrees to be bound by the terms and conditions of this Agreement..

3

11.  Modification; Waiver

        11.1.  No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both parties.

        11.2.  Any failure or waiver by Sub-Licensor or Sub-Licensee at any time to insist upon the strict performance of any term, condition or covenant contained in this Agreement shall not be deemed a waiver of its rights at any time thereafter to insist upon the strict performance thereof, or of any other term, condition or other covenant contained herein.

12.  Governing Law; Interpretation; Entire Agreement

        12.1   This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida applicable to agreements executed and to be wholly performed therein. Any suit instituted as a result of any party's alleged breach (es) hereof or to interpret this Agreement or the parties' rights or performances hereunder shall be instituted in the state courts situated in Orange County, Florida. Neither Sub-Licensor nor Sub-Licensee shall object to the jurisdiction and proper venue of such courts based on a lack of en personem jurisdiction or forum non-conveniens.

        12.2   The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        12.3   Sub-Licensor and Sub-Licensee hereby agree that this Agreement constitutes the entire agreement between the parties hereto and there are no other agreements, oral promises, conditions, representations, understandings, interpretations, or terms of any kind or conditions or inducements as to the execution hereof, or in effect between the parties hereto, and this Agreement replaces any prior or contemporaneous agreements between any or all of the parties hereto in respect hereof. No modification, amendment, waiver, termination or discharge of this agreement shall be binding upon the parties unless confirmed by a written instrument signed by authorized officers of both Sub-Licensee and Sub-Licensor.

13.  Notices

        Any notice, communication, approval or disapproval and request therefore required or permitted to be sent under this Agreement shall be duly made and shall be valid and effective only if in writing and sent by registered or certified mail, return receipt requested, postage prepaid:

	a.	if to Sub-Licensor:	Trans Continental Classics, Inc. 7380 Sand Lake Road, Suite #350 Orlando, Florida 32819 Attention: Business & Legal Affairs
/ /
	b.	if to Sub-Licensee:	Options Talent Group 9000 Sunset Boulevard, Penthouse Los Angeles, California 90069 Attention: Legal Department

14.  Binding Effect

        This Agreement is binding upon the parties, their successors and permitted assigns.

4

15.  Counterparts

        This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same Agreement. In the event that no one counterpart shall be executed by each of the Parties hereto, this Agreement shall nevertheless be properly executed if each of such Parties shall have executed at least one counterpart, no one counterpart need bear the execution of each of them.

16.  Advice of Independent Counsel

        Sub-Licensor and Sub-Licensee each understands and is fully advised the nature and import of this Agreement and the terms herein contained. Each of the parties has had the opportunity to be advised by independent legal counsel with regard to its entering into this Agreement and has either obtained such advice, or understanding the right to seek it, has knowingly and without compulsion undertaken to forego such advice.

17.  Third Party Beneficiaries

        Notwithstanding the fact that this Agreement is made and entered into expressly for the benefit of Greg McDonald and Louis J. Pearlman individually, Sub-Licensee expressly and irrevocably acknowledges, understands and hereby agrees that nothing herein contained shall render or be construed so as to imply that Greg McDonald and/or Louis J. Pearlman are parties hereto, but rather are merely third parties beneficiaries hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESSES
LICENSOR: Trans Continental Classics, Inc.
By:

Name:

Title:

SIGNATURES CONTINUED ON FOLLOWING PAGE
LICENSEE: Options Talent Group
By:

Name:

Title:

5

Schedule 3.3

Non-Contravention

        None

Schedule 3.4

Consents and Approvals

        None

Schedule 3.8

Interest in Third Parties

        None

Schedule 3.9

Financial Statements

Attached hereto:

Balance Sheet of OTG for the fiscal period ended April 30, 2002

Schedule 3.10

Leased Real Property

Attached hereto:

1.
Schedule containing list of cities with real property leased by OTG and approximate monthly rent

2.
Schedule containing list of real property leased in Orlando, Florida

Schedule 3.11

Liens on Personal Property

Attached hereto:

Two (2) schedule of personal property leased by OTG

Schedule 3.12

Compensation of Other Obligations

(a)	Officers of OTG:	Mohamed Hadid—Chief Executive Officer
Mark Tolner—President
Anthony Ruben—Chief Operating Officer and Acting CFO
Neil Mauskapf—Chief Technology Officer
David Elliott—Senior Vice President of Marketing and Sales
Directors of OTG:	Mohamed Hadid Mark Tolner Rafiah Kashmiri Neil Mauskapf Anthony Ruben
(b)
Attached hereto:

        Schedule of employees and consultants with annualized compensation of equal to or over $75,000.

        Employment agreements of Mark Tolner and Anthony Ruben

        Consulting Agreements of Madison Consulting Company, General Services Corp. and Corporate Media Services, Inc.

(c)
Attached hereto:

        Schedule of depositary institutions (Note: Mark Tolner, Anthony Ruben and Cortes W. Randell have are authorized to draw on all accounts other than those of Sector, for which only Mark Tolner has authority)

(d)
No powers of attorney.

Schedule 3.13

Certain Contracts and Agreements

(b)
Attached hereto:

        Employment Agreements and Consulting Agreements attached to Schedule 3.12

(d)	Tolner- per employment contract
Ruben- per employment contract
Consultants (Bell, Defrawy, Randell and their respective companies)
Scouts- per attached
Talent Executives- per attached
Office Managers- $600-$800 base or $20-$30/enrollment whichever is more
Scout Manager- $500 base or $10 enrollment
Talent Coordinators- $500 base or $75/photo package
Photo Managers- 1% of sales
Franchise Sales:
	-	Terri Bears- 5% on all sales except those from RMG which are at 1%
	-	Lead Managers- $200 for first sale to party, $100 for 2+
	-	Discovery Day Hosts- $250 for first sale to party, $100 for 2+
	-	Jade Gummer- $25 on all sales except those from RMG which are at $50
	-	Regional Managers (typically not employees)- $750 for in-region sale; add'l $750 if key salesperson
	-	RMG (Marketing firm)- 25% for sales in July-August, declines by 5% each month beginning in September
(e)	See Schedule 3.10 and 3.11
(f)	OTG has booked Club Med Cancun from October 2-October 8, 2002 and is liable for the cost. OTG has also made related deposits and payments on customer airfare and other activities related to the trip/
OTG has committed to build and maintain a website for Edge Sports (see attached Form 8-K).
(g)	see (f) above relating to Edge Sports
(h)	Attached hereto:
	1.	Group Plan document
	2.	Summary of Coverage
	3.	Insurance Office of America document
	4.	Insurance Binders
	5.	Insurance Proposal of Insurance Office of America

Schedule 3.14

Certain Material Obligations

Attached hereto:

1.
Attached schedules

2.
See employment agreements of Mark Tolner and Anthony Ruben included under Schedule 3.12

Schedule 3.15

Tax Returns and Status

Most recent tax returns are currently being prepared and have not yet been filed with the applicable taxing authorities.

Schedule 3.16

Undisclosed Assets and Material Liabilities

        Attached hereto:

1.
Email regarding landlord tenant dispute

2.
Schedule of additional liabilities

QuickLinks

  Exhibit 2.1
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
R E C I T A L S
ARTICLE 1 Definitions
ARTICLE 2 Merger
ARTICLE 3. Representations and Warranties of the Buyer
ARTICLE 4 Representations and Warranties of the Company
ARTICLE 5 Representations and Warranties of the Stockholders
ARTICLE 6 Post-Closing Covenants
ARTICLE 7 Conditions to Closing
ARTICLE 8 Additional Agreements
ARTICLE 9 Remedies for Breach of this Agreement
ARTICLE 10 [Reserved]
ARTICLE 11 Miscellaneous
EXHIBIT A Stockholder Information
  Exhibit B Agreement and Plan of Merger
FIRST AMENDMENT TO CONSULTING AGREEMENT
  Exhibit C Agreement and Plan of Merger
FIRST AMENDMENT TO CONSULTING AGREEMENT
  Exhibit D Agreement and Plan of Merger
FIRST AMENDMENT TO CONSULTING AGREEMENT
  Exhibit E Agreement and Plan of Merger
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT
LOCK-UP AND ESCROW AGREEMENT
SECTION 1 APPOINTMENT OF ESCROW AGENT; RESIGNATION AND SUCCESSOR
SECTION II ESCROW ARRANGEMENTS
SECTION III RESTRICTIONS ON TRANSFER
SECTION IV ESCROW AGENT
SECTION V CERTAIN ANTI-DILUTION RIGHTS
SECTION VI MISCELLANEOUS
EXHIBIT A CERTIFICATE OF INCUMBENCY
EXHIBIT B Escrow Agent Fee Schedule
Schedule A
TRADEMARK SUB-LICENSE AGREEMENT
Schedule 3.3 Non-Contravention
Schedule 3.4 Consents and Approvals
Schedule 3.8 Interest in Third Parties
Schedule 3.9 Financial Statements
Schedule 3.10 Leased Real Property
Schedule 3.11 Liens on Personal Property
Schedule 3.12 Compensation of Other Obligations
Schedule 3.13 Certain Contracts and Agreements
Schedule 3.14 Certain Material Obligations
Schedule 3.15 Tax Returns and Status
Schedule 3.16 Undisclosed Assets and Material Liabilities